Filed pursuant to Rule 424(b)(3)
SEC File No. 333-282862
SEC File No. 333-296428

PROSPECTUS SUPPLEMENT NO. 3

(To Prospectus dated May 4, 2026)

PROSPECTUS SUPPLEMENT NO. 1

(To Prospectus dated July 7, 2026)

PHOENIX ENERGY ONE, LLC

This prospectus supplement updates, amends, and supplements (i) the prospectus, dated May 4, 2026 (as updated, amended, and supplemented to date, the “Unsecured Notes Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-282862), and (ii) the prospectus, dated July 7, 2026 (as updated, amended, and supplemented to date, the “Secured Notes Prospectus” and, together with the Unsecured Prospectus, the “Prospectuses”), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-296428). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Unsecured Notes Prospectus or Secured Notes Prospectus, as applicable.

This prospectus supplement is being filed to update, amend, and supplement the information included in each of the Prospectuses with the information contained in our Current Report on Form 8-K filed with the SEC on July 8, 2026, which is set forth below.

This prospectus supplement is not complete without the applicable Prospectus. This prospectus supplement should be read in conjunction with each of the Prospectuses, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the applicable Prospectus. Please keep this prospectus supplement with the applicable Prospectus for future reference.

Investing in the Notes involves risks. See “Risk Factors” beginning on page 27 of the Unsecured Notes Prospectus and on page 29 of the Secured Notes Prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 8, 2026.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2026

Phoenix Energy One, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-42868	83-4526672
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
18575 Jamboree Road, Suite 830
Irvine, CA		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 416-5037

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Cumulative Redeemable Preferred Shares	PHXE.P	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 7, 2026, Phoenix Energy One, LLC, as issuer (the “Company”), entered into an indenture (as amended and supplemented from time to time, the “Indenture”), with Odyssey Transfer and Trust Company, as trustee and collateral agent (“Odyssey”), providing for the issuance of up to $100,000,000 in aggregate principal amount of the Company’s Senior Subordinated Junior Lien Notes (the “Notes”). The offering of the Notes is being registered on a registration statement on Form S-1 (File No. 333-296428), which was declared effective by the U.S. Securities and Exchange Commission on July 7, 2026, on a continuous basis pursuant to Rule 415 under the U.S. Securities Act of 1933, as amended.

The Notes will be the Company’s senior subordinated obligations and will be secured on a junior basis, equally and ratably with all parity lien indebtedness of the Company, by mortgages on certain of the Company’s properties, which mortgages will be junior to the security interest under that certain Amended and Restated Senior Secured Credit Agreement (as amended or supplemented from time to time, the “Fortress Credit Agreement”), by and among the Company, Phoenix Operating LLC (“PhoenixOp”), as borrower, each of the lenders from time to time party thereto, and Fortress Credit Corp. (“Fortress”), as administrative agent for the lenders, and any other senior-priority secured indebtedness (all such indebtedness, “Senior Debt”). The Notes will be contractually subordinated to any Senior Debt, including indebtedness under the Fortress Credit Agreement. The Notes will not be guaranteed by any of the Company’s subsidiaries or affiliates.

The Notes will mature 10 years from the date of initial issuance and will bear interest at rates ranging from 6.00% to 7.00% per annum, depending on the applicable interval of three, six, nine, twelve, or eighteen months at which holders can request redemption of their Notes (the last day of each such interval, a “Set Put Date”). Interest on the Notes (i) will be payable in cash monthly in arrears (“Cash Interest Notes”) or (ii) will accrue and compound daily from and including the date of initial issuance and will be payable upon maturity or earlier redemption (“Compound Interest Notes”).

The Notes will be issued in registered form only, in minimum denominations of $1,000. The Notes will be redeemable at the Company’s option, in whole or in part, at any time and from time to time, at a redemption price equal to the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

From the initial issuance of the Notes until the Set Put Date immediately preceding maturity, a holder may request that the Company redeem all or a portion of such holder’s Notes on the applicable Set Put Date at a price equal to 100% of the aggregate principal amount of such Notes, plus, with respect to Compound Interest Notes, accrued and unpaid interest thereon to, but excluding, such redemption date, or, with respect to Cash Interest Notes, the amount of interest that would have accrued on such Notes from, and including, the most recent interest payment date to, but excluding, the applicable Set Put Date. A request for redemption on a Set Put Date must be given at least 30 calendar days but no more than 45 calendar days prior to the applicable Set Put Date.

The Indenture contains covenants that, among other things, limit the Company’s ability to sell all or substantially all of its assets or merge or consolidate with or into other companies and require the Company to maintain a Loan-to-Value Ratio (as defined in the Indenture) of 1.00 to 1.00. The Indenture provides for events of default, including (1) a continuing default in the payment of principal or interest on the Notes that is not cured for 60 days, (2) a continuing failure to comply in any material respect with other provisions of the Notes or the Indenture that is not cured or waived within 120 days after receipt of notice, and (3) certain events of bankruptcy or insolvency.

In connection with the entry into the Indenture and commencement of the offering of the Notes, on July 7, 2026, the Company, PhoenixOp, Fortress, as first lien collateral agent (the “First Lien Collateral Agent”), Odyssey, and the other grantors party thereto entered into that certain Junior Lien Intercreditor Agreement (the “Intercreditor Agreement”). The Intercreditor Agreement provides, among other things, that any liens on the shared collateral securing the first lien obligations under the Fortress Credit Agreement will have priority over and be senior in all respects to any liens on the shared collateral securing the Notes. Until the discharge of the first lien obligations, the First Lien Collateral Agent will have the exclusive right to exercise remedies with respect to the shared collateral, and the holders of the Notes will not be permitted to exercise or seek to exercise any rights or remedies with respect to the shared collateral.

The foregoing descriptions of the Indenture, the Notes, and the Intercreditor Agreement are summaries and are qualified in their entirety by reference to the full text of the Indenture, the form of the Notes, and the Intercreditor Agreement, as applicable, copies of which are attached as Exhibits 4.1, 4.2, 4.3, and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

This Current Report on Form 8‑K shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sales of Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
4.1	Indenture, by and between Phoenix Energy One, LLC, as issuer, and Odyssey Transfer and Trust Company, as trustee and collateral agent, dated as of July 7, 2026.
4.2	Form of Cash Interest Note (included in Exhibit 4.1).
4.3	Form of Compound Interest Note (included in Exhibit 4.1).
10.1

Junior Lien Intercreditor Agreement, by and among Fortress Credit Corp., Odyssey Transfer and Trust Company, Phoenix Energy One, LLC, Phoenix Operating LLC, the other obligors under the Fortress Credit Agreement, and the other parties from time to time party thereto, dated as of July 7, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX ENERGY ONE, LLC

Dated: July 8, 2026	By:	/s/ Curtis Allen
Curtis Allen
Chief Financial Officer

Exhibit 4.1

PHOENIX ENERGY ONE, LLC

INDENTURE

Dated as of July 7, 2026

ODYSSEY TRANSFER AND TRUST COMPANY

Trustee and Collateral Agent

i

Exhibits

Exhibit A – Form of Cash Interest Note

Exhibit B – Form of Compound Interest Note

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
§310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.10
(b)	7.10
§ 311(a)	7.11
(b)	7.11
§ 312(a)	2.5
(b)	12.3
(c)	12.3
§ 313(a)	7.6
(b)(1)	7.6
(b)(2)	7.6; 7.7
(c)	7.6; 12.2
(d)	7.6
§ 314(a)	4.2; 12.2; 12.5
(b)	4.3
(c)(1)	12.4
(c)(2)	12.4
(c)(3)	Not Applicable
(d)	11.3
(e)	12.5
(f)	Not Applicable
§ 315(a)	7.1
(b)	7.5; 12.2
(c)	7.1
(d)	7.1
(e)	6.14
§ 316(a) (last sentence)	2.9
(a)(1)(A)	6.12
(a)(1)(B)	6.13
(a)(2)	Not Applicable
(b)	6.8
(c)	9.5(c)
§ 317(a)(1)	6.3
(a)(2)	6.4
(b)	2.4
§ 318(a)	12.1
(b)	Not Applicable
(c)	12.1

*This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

v

INDENTURE, dated as of July 7, 2026, between PHOENIX ENERGY ONE, LLC, a Delaware limited liability company, and ODYSSEY TRANSFER AND TRUST COMPANY, a trust company incorporated under the laws of the State of Minnesota.

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes issued under this Indenture (each as defined below).

Article I

DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.1
Definitions.
“Allocable Amount” means the amount with respect to the Collateral that is calculated by multiplying the aggregate total discounted present value of the Collateral by the quotient of (x) the aggregate principal amount of all Senior-Priority Secured Debt divided by (y) the aggregate total discounted present value of all collateral securing Senior-Priority Secured Debt.
“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under common control with such specified person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement, or otherwise.
“Agent” means any Registrar, Paying Agent, or Notice Agent.
“Bankruptcy Code” means Title 11 of the United States Code, as amended.
“Bankruptcy Law” means the Bankruptcy Code or any similar federal or state law for the relief of debtors.
“Board of Directors” means: as to any person, the board of directors, board of managers, sole member, managing member, or other governing body of such person, or, at the election of the Issuer, if such person is owned or managed by a single entity or has a general partner, the board of directors, board of managers, sole member, managing member, or other governing body of such entity or general partner, or, in each case, any duly authorized committee thereof; and the term “directors” means members of the Board of Directors.
“Business Day” means any day except a Saturday, Sunday, or a legal holiday in the City of New York, New York (or in connection with any payment, the place of payment), on which banking institutions are authorized or required by law, regulation, or executive order to close.
“Capital Stock” means:
(a)
in the case of a corporation, corporate stock;
(b)
in the case of an association or business entity, any and all shares, interests, participations, rights, or other equivalents (however designated) of corporate stock;

(c)
in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(d)
any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the notes thereto) in accordance with GAAP.

“Cash Interest Notes” means the Issuer’s Fixed Rate Senior Subordinated Junior Lien Puttable Notes authenticated and delivered under this Indenture in the form of Exhibit A hereto.

“Certificated Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with the terms of this Indenture, substantially in the form of Exhibit A or B hereto, as applicable.
“Collateral Agent” means Odyssey Transfer and Trust Company until a successor Collateral Agent shall have become such pursuant to the applicable provisions of this Indenture and, thereafter, “Collateral Agent” shall mean or include each person who is then a Collateral Agent hereunder, and if at any time there is more than one such person, “Collateral Agent” as used with respect to this Indenture, the Notes, and the Intercreditor Agreement shall mean each such person.
“Company Order” means a written order signed in the name of the Issuer by an Officer and delivered to the Trustee.

“Compound Interest Notes” means the Issuer’s Fixed Rate Senior Subordinated Junior Lien Puttable Notes authenticated and delivered under this Indenture in the form of Exhibit B hereto.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business related to this Indenture shall be principally administered.
“Credit Facilities” means one or more debt facilities (including, without limitation, the Fortress Credit Agreement), indentures, or commercial paper facilities, in each case, with banks or other institutional lenders, accredited investors, or institutional investors providing for revolving credit loans, term loans, term debt, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise), or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
“Custodian” means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.
“Default” means any event which is, or after notice, passage of time, or both would be, an Event of Default.
“Dollars” and “$” means the currency of the United States of America.
“Equity Interests” means Capital Stock and all warrants, options, or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“First Lien Collateral Agent” means Fortress Credit Corp., in its capacity as collateral agent for the First Lien Secured Parties under the First Lien Intercreditor Agreement (each as defined in the Intercreditor Agreement) and its successors and permitted assigns under the First Lien Intercreditor Agreement.
“First Lien Intercreditor Agreement” means that certain first lien intercreditor agreement described in the Intercreditor Agreement, under which, as of the date hereof, the Fortress Credit Agreement and certain swap contracts are secured on a senior basis and under which, in the future, other obligations may become secured on a senior basis, as the same may be amended or supplemented from time to time.
“Fortress Credit Agreement” means that certain Amended and Restated Senior Secured Credit Agreement, dated as of August 12, 2024, by and among the Issuer, Phoenix Operating LLC, a Delaware limited liability company, as borrower, each of the lenders from time to time party thereto, and Fortress Credit Corp., as administrative agent for the lenders, as the same may be amended or supplemented from time to time.
“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.
“Holder” means a person in whose name a Note is registered on the Registrar’s books.
“Indebtedness” means, with respect to any person, without duplication:
(a)
the principal of any indebtedness of such person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures, or similar instruments, or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (iii) representing the deferred and unpaid purchase price of any property, (iv) in respect of Capitalized Lease Obligations, or (v) representing any Swap Contracts, in each case, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Swap Contracts) would appear as a liability on a balance sheet (excluding the notes thereto) of such person prepared in accordance with GAAP;
(b)
to the extent not otherwise included, any guarantee by such person of the Indebtedness of another person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and
(c)
to the extent not otherwise included, Indebtedness of another person secured by a Lien on any asset owned by such person (whether or not such Indebtedness is assumed by such person).
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Intercreditor Agreement" means that certain Junior Lien Intercreditor Agreement, dated July 7, 2026, by and among the First Lien Collateral Agent, the Collateral Agent, the Trustee, the Issuer, Phoenix Operating LLC, the other obligors under the Fortress Credit Agreement, and the other parties from time to time party thereto, as the same may be amended or supplemented from time to time.
“Issuer” means Phoenix Energy One, LLC, a Delaware limited liability company, until a successor replaces it and thereafter means the successor.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority, or encumbrance of any kind in respect of such asset, whether or not filed, recorded, or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in, and any filing of or agreement to give any financing statement under the UCC of any jurisdiction).
“Maturity” means, when used with respect to any Note, the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, or otherwise.
“Note” or “Notes” means the Issuer’s Fixed Rate Senior Subordinated Junior Lien Puttable Notes authenticated and delivered under this Indenture, which may be Cash Interest Notes or Compound Interest Notes.
“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, and other liabilities payable under the documentation governing any Indebtedness.
“Officer” means, with respect to any person, the Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, or President, or any Vice President, Treasurer, Controller, Secretary, or Assistant Secretary (or any person serving the equivalent function of any of the foregoing) of such person (or of any direct or indirect parent, general partner, managing member, or sole member of such person), or any individual designated as an “Officer” for purposes of this Indenture by the Board of Directors of such person (or the Board of Directors of any direct or indirect parent, general partner, managing member, or sole member of such person).
“Officer’s Certificate” means a certificate signed on behalf of the Issuer or any direct or indirect parent of the Issuer by an Officer of the Issuer or such parent entity that meets the requirements set forth in Section 12.4(a) hereof.
“Opinion of Counsel” means an opinion of legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 12.4(b) hereof. The counsel may be an employee of or counsel to the Issuer, any Subsidiary or Affiliate of the Issuer, or the Trustee. The opinion may contain customary limitations, conditions, and exceptions.
“Permitted Junior Securities” means:
(a)
Equity Interests in the Issuer; and
(b)
debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt under this Indenture.

“Permitted Liens” means any Liens on the Collateral that do not secure Indebtedness pursuant to clause (a)(i), (ii), or (iv) of the definition thereof.

“person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.
“Prospectus” means the prospectus relating to the offering of the Notes by the Issuer, dated as of July 7, 2026, as the same may be amended, supplemented, or replaced from time to time.
“Representative” means the indenture trustee or other trustee, agent, or representative for any Senior Debt.
“Responsible Officer” means any officer of the Trustee in its Corporate Trust Office having responsibility for administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject.
“SEC” means the U.S. Securities and Exchange Commission.
“Security Documents” means all security agreements, pledge agreements, control agreements, collateral assignments, mortgages, deeds of trust, security deeds, deeds to secure debt, deeds of trust, hypothecs, hypothecations, collateral agency agreements, debentures, or other instruments or other pledges, grants, or transfers for security or agreements related thereto executed and delivered by the Issuer creating or perfecting (or purporting to create or perfect) a Lien upon Collateral (including, without limitation, financing statements under the UCC) in favor of the Collateral Agent on behalf of the Trustee and the Holders to secure the Notes, in each case, as amended, modified, renewed, restated, supplemented, or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions described in Article XI.
“Senior Debt” means:
(a)
all Indebtedness of the Issuer or its Subsidiaries outstanding under all Credit Facilities, all Swap Contracts, all Treasury Management Arrangements and all obligations secured under the First Lien Intercreditor Agreement;
(b)
any other Indebtedness of the Issuer or any Subsidiary or Affiliate thereof that the Issuer expressly determines is senior to the Notes; and
(c)
all Obligations with respect to the items listed in the preceding clauses (a) and (b).

Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include:

(1)
any liability for federal, state, local, or other taxes owed or owing by the Issuer or any of its Subsidiaries or Affiliates;
(2)
any Indebtedness in the form of trade payables incurred under contracts for the purchase of goods or materials or for services obtained in the ordinary course of business; or
(3)
Indebtedness that is classified as non-recourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of Section 1111(b)(1) of the Bankruptcy Code.
“Set Put Date” means the last day of each applicable Set Put Interval.
“Set Put Interval” means, with respect to any Note, an interval of three, six, nine, twelve, or eighteen months, as specified in such Note, in which the Holder may request redemption of all or any portion of a Note in accordance with Section 3.8(a) hereof.
“Stated Maturity” means, when used with respect to any Note, the date specified in such Note as the fixed date on which the principal of such Note is due and payable in cash.
“Subsidiary” of any specified person means: (a) any corporation, association, or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof; or (b) any partnership or limited liability company of which (1) more than 50% of the capital accounts, distribution rights, total equity, and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof, whether in the form of membership, general, special, or limited partnership interests or otherwise, and (2) such person or any Subsidiary of such person is a controlling general partner or otherwise controls such entity.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options, forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any obligations or liabilities under any such master agreement.
“TIA” means the U.S. Trust Indenture Act of 1939, as amended.
“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services, and other cash management services.
“Trustee” means Odyssey Transfer and Trust Company until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture and, thereafter, “Trustee” shall mean or include each person who is then a Trustee hereunder, and if at any time there is more than one such person, “Trustee” as used with respect to this Indenture, the Notes, and the Intercreditor Agreement shall mean each such person.
“UCC” means the Uniform Commercial Code as the same may be from time to time in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“U.S. Government Obligations” means securities that are direct obligations of, or guaranteed by, the United States of America for the payment of which its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depositary receipt.
Section 1.2
Other Definitions.

TERM	DEFINED IN SECTION
“10% Limit” “Account Confirmation Failure”	3.8 2.13
“Collateral”	11.1
“Contingent Default”	10.3
“covenant defeasance”	8.5
“Event of Default”	6.1
“legal defeasance”	8.4
“Loan-to-Value Ratio ”	11.2
“LTV Deficiency Event”	11.2
“Notice Agent”	2.3
“Paying Agent”	2.3
“Payment Blockage Notice”	10.3
“Registrar”	2.3
“Senior-Priority Secured Debt”	11.1
“Specified Courts”	12.10
“successor person”	5.1

Section 1.3
Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
“Commission” means the SEC.
“indenture securities” means the Notes.
“indenture security holder” means a Holder.
“indenture to be qualified” means this Indenture.
“indenture trustee” or “institutional trustee” means the Trustee.
“obligor” on the indenture securities means the Issuer and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute, or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

Section 1.4
Rules of Construction.

Unless the context otherwise requires:

(a)
a term has the meaning assigned to it;

(b)
an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)
words in the singular include the plural, and in the plural include the singular;
(d)
“will” shall be interpreted to express a command;
(e)
provisions apply to successive events and transactions;
(f)
in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” and the words “to” and “until” each mean “to but excluding”;
(g)
the phrase “in writing” as used herein shall be deemed to include .pdfs, e-mails, and other electronic means of transmission, unless otherwise indicated; and
(h)
references to sections of or rules under the Securities Act will be deemed to include substitute, replacement, or successor sections or rules adopted by the SEC from time to time.
Article II

THE NOTES
Section 2.1
Form and Dating
(a)
General. The aggregate principal amount of Notes that may be issued under this Indenture is unlimited. The Notes may be issued in one or more series. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A or B hereto, as applicable. The Notes may have notations, legends, or endorsements required by law, stock exchange rule, or usage. Each Note will be dated the date of its issuance (or, for any Certificated Notes, the date of its authentication). The Notes shall be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture, and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
(b)
Form of Notes. The Notes may be issued in book-entry form, uncertificated form, or certificated form. Notes will only be certificated in the Issuer’s sole discretion. Each Cash Interest Note will be issued in substantially the form of Exhibit A hereto, and each Compound Interest Note will be issued in substantially the form of Exhibit B hereto. Each Note shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect prepayments and redemptions. Any endorsement of a Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Registrar in accordance with terms of this Indenture.
Section 2.2
Issuance, Execution, and Authentication.

(a)
Notes shall be issued from time to time upon receipt by the Trustee of a Company Order stating the terms, conditions, and principal amount of Notes to be issued. At least one Officer must sign any Certificated Notes for the Issuer by manual, facsimile, or electronic signature. If an Officer whose signature is on a Certificated Note no longer holds that office at the time such Certificated Note is authenticated, the Certificated Note will nevertheless be valid. A Certificated Note will not be valid until authenticated by the signature of the Trustee. The signature will be conclusive evidence that the Certificated Note has been authenticated under this Indenture.
(b)
The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Certificated Notes. An authenticating agent may authenticate Certificated Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Issuer, or an Affiliate of the Issuer.
Section 2.3
Registrar, Paying Agent, and Notice Agent.
(a)
The Issuer will maintain an office or agency in the United States where (a) Notes may be presented for registration of transfer or for exchange (the “Registrar”), (b) Notes may be presented or surrendered for payment (the “Paying Agent”), and (c) notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be delivered (the “Notice Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuer may from time to time appoint one or more co-registrars or additional registrars, one or more co-paying agents or additional paying agents, or one or more co-notice agents or additional notice agents and may from time to time rescind such designations. The term “Registrar” includes any co-registrar or additional registrar, the term “Paying Agent” includes any co-paying agent or additional paying agent, and the term “Notice Agent” includes any co-notice agent or additional notice agent. The Issuer may change any Registrar, Paying Agent, or Notice Agent without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such; Upon written request from the Issuer, at any time when the Issuer is not the Registrar, the Registrar shall provide the Issuer with a copy of the register to enable the Issuer to maintain a register of the Notes at its registered office.
(b)
The Issuer or any of its Subsidiaries or other Affiliates may act as Registrar, Paying Agent, or Notice Agent. The Issuer will initially act as the Registrar, Paying Agent and Notice Agent with respect to the Notes. The rights, powers, duties, obligations, and actions of each Agent under this Indenture are several and not joint or joint and several, and the Agents shall only be obliged to perform those duties expressly set out in this Indenture and shall have no implied duties.
Section 2.4
Paying Agent to Hold Money in Trust. The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of the Holders or the Trustee, all money held by the Paying Agent for the payment of principal of or interest, if any, on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require the Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require the Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary of the Issuer) shall have no further liability for the money. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy, reorganization, or similar proceeding with respect to the Issuer, the Trustee shall serve as Paying Agent for the Notes. For the avoidance of doubt, the Paying Agent and the Trustee shall be held harmless and have no liability with respect to payments or disbursements (including to the Holders) until they have confirmed receipt of funds sufficient to make the relevant payment. No money held by an Agent needs to be segregated except as is required by law.
Section 2.5
Holder Lists.
(a)
If it is serving as Registrar, the Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuer shall, within 30 days after the receipt by the Issuer of such request, furnish or cause to be furnished to the Trustee, at such times as the Trustee may reasonably request in writing, a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders; provided that the Issuer shall not be obligated to furnish or cause to be furnished such a list if the list of Holders does not differ in any material respect from the list most recently furnished to the Trustee by or at the direction of the Issuer.
(b)
Every Holder, by receiving and holding the Notes, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA § 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA § 312(b).
Section 2.6
Transfer and Exchange.
(a)
The Notes may not be transferred or exchanged without the prior written consent of the Issuer, which consent may be withheld in the Issuer’s sole discretion. A Holder may request to transfer all or a portion of its Notes by submitting its request in writing to the Issuer as provided in this Indenture no earlier than 10 Business Days and no later than five Business Days prior to the requested transfer date (which date must be a Business Day). Such request must include (i) the name of the Holder, (ii) the Note(s) to be transferred, (iii) the identity of the transferee, and (iv) a completed subscription agreement by the transferee in a form satisfactory to the Issuer. The Issuer will use commercially reasonable efforts to respond to any such request on or prior to the Business Day immediately preceding the requested transfer date. The Issuer may request additional information regarding the transfer, the transferor, and the transferee as it desires in its sole discretion prior to determining whether to approve of the requested transfer. If a transfer of Notes is consented to in writing by the Issuer, a Holder may not transfer any Note until the Registrar has received, among other things, appropriate endorsements and transfer documents and any taxes and fees required by law or permitted by this Indenture.
(b)
Where Notes are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes, subject to the prior written consent of the Issuer, which consent may be withheld in the Issuer’s sole discretion, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Notes at the Registrar’s request. No service charge will be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.
(c)
The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(d)
All Notes issued upon any registration of transfer or exchange of Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as such Notes surrendered upon such registration of transfer or exchange.
(e)
Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent, and the Issuer may deem and treat the person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent, or the Issuer shall be affected by notice to the contrary.
(f)
The Registrar shall maintain, with respect to any Notes issued in uncertificated, book-entry form, a book-entry registration and transfer system in order to record the ownership, transfer, and exchange of such Notes. The Issuer (or its duly authorized agent) shall promptly notify the Registrar of the issuance of any such Notes and, upon receipt of such notice, the Registrar shall establish an account for such Notes by recording a credit in its book-entry registration and transfer system for the account of the Holders of such Notes for the principal amount of such Notes. The Registrar shall make appropriate credit and debit entries within each account to record the ownership, transfer, and exchange of such Notes. The Trustee may review the book-entry registration and transfer system upon reasonable written request.
Section 2.7
Mutilated, Destroyed, Lost, and Stolen Notes.
(a)
If any mutilated Certificated Note is surrendered to the Trustee and the Issuer or each of the Trustee and Issuer receives evidence to its satisfaction of the destruction, loss, or theft of any Certificated Note, then, in the absence of notice to the Issuer or the Trustee that such Certificated Note has been acquired by a bona fide purchaser, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Certificated Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.
(b)
If required by the Issuer or the Trustee, the Holder must supply such security or indemnity bond as may be required to hold the Trustee, the Issuer, the Agents, and any of their respective agents harmless.
(c)
In case any such mutilated, destroyed, lost, or stolen Certificated Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Certificated Note, pay such Certificated Note.

(d)
Upon the issuance of any new Certificated Note under this Section 2.7, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.
(e)
Every new Certificated Note issued pursuant to this Section 2.7 in lieu of any destroyed, lost, or stolen Certificated Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost, or stolen Certificated Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Certificated Notes duly issued hereunder.
(f)
The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Certificated Notes.
Section 2.8
Outstanding Notes.
(a)
The Notes outstanding at any time are all the Notes issued under this Indenture except for those canceled by the Trustee, those delivered to the Trustee for cancellation, those reductions in the interest on any Notes effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding.
(b)
If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
(c)
If the principal amount of any Note is considered paid under Section 4.1 hereof, such Note ceases to be outstanding and interest on such Note will cease to accrue.
(d)
If the Paying Agent (other than the Issuer, a Subsidiary of the Issuer, or an Affiliate of the Issuer) holds on the Maturity of any Note money sufficient to pay such Note payable on that date, then on and after that date such Note ceases to be outstanding and interest on such Note will cease to accrue.
(e)
The Issuer may purchase or otherwise acquire Notes, whether by open-market purchases, negotiated transactions, or otherwise. Except as set forth in Section 2.9, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.
(f)
In determining whether the Holders of the requisite principal amount of outstanding Notes have given any request, demand, authorization, direction, notice, consent, or waiver hereunder, the principal amount of a Note that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Stated Maturity thereof pursuant to Section 6.2.
Section 2.9
Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any request, demand, authorization, direction, notice, consent, or waiver, Notes owned by the Issuer or any Affiliate of the Issuer shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent, or waiver only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.
Section 2.10
Temporary Notes. Until certificates representing definitive Certificated Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of a Company Order, will authenticate temporary Certificated Notes. Temporary Certificated Notes will be substantially in the form of definitive Certificated Notes but may have variations that the Issuer considers appropriate for temporary Certificated Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate definitive Certificated Notes in exchange for temporary Certificated Notes. Until so exchanged, temporary Certificated Notes will have the same rights under this Indenture as definitive Certificated Notes.
Section 2.11
Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment, replacement, or cancellation and shall cause the destruction of such canceled Notes (subject to the record retention requirements of the Exchange Act) and deliver a certificate of such cancellation to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.
Section 2.12
Defaulted Interest. If the Issuer defaults in a payment of interest on any Notes, it shall pay the defaulted interest to the persons who are Holders of such Notes on a subsequent special record date, in each case at the rate provided in such Notes and in Section 4.1 hereof. The Issuer shall fix or cause to be fixed the special record date and payment date. At least 10 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall send to each Holder of such Notes a notice that states the special record date, the payment date, and the amount of interest to be paid. The Issuer may pay defaulted interest in any other lawful manner.
Section 2.13
Account Confirmation Failure. The Issuer will notify each Holder no less than 30 and no more than 60 days prior to maturity of such Holder’s Notes of the pending maturity, and such Holder will be required to provide the Issuer with confirmation of the account details for payment of amounts owed at maturity. The Issuer will not be required to make such payment at maturity unless and until the Issuer receives such confirmation to its satisfaction (any failure to provide confirmation of account details, an “Account Confirmation Failure”). If an Account Confirmation Failure occurs and the Issuer elects not to make the required payment at maturity of such Notes, no Default or Event of Default shall occur or be deemed to occur as a result thereof, interest will cease to accrue on such Notes on the Stated Maturity of such Notes, and the Issuer will set aside an amount sufficient to pay all amounts due at the Stated Maturity of such Notes for one year (or such longer period as required by relevant state escheat laws). Following the end of such one-year period following the Stated Maturity of such Notes while an Account Confirmation Failure persists, the Issuer will no longer be required to make such payment and the relevant Holder shall have forfeited such Holder’s rights to payment of such amounts.

Article III

REDEMPTION
Section 3.1
Notice to Trustee. If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7(a) hereof, it must furnish to the Trustee, at least five days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:
(a)
the clause of this Indenture pursuant to which the redemption shall occur;
(b)
the redemption date;
(c)
the principal amount of Notes to be redeemed; and
(d)
the redemption price.
Section 3.2
Selection of Notes to be Redeemed. If less than all the Notes are to be redeemed, the specific Notes or portions thereof to be redeemed will be selected by the Issuer in its sole discretion. The Issuer may determine to redeem some or all of the Notes with specific Set Put Intervals, interest payment methods, or interest rates. The Issuer will not be obligated to make pro rata redemptions. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
Section 3.3
Notice of Redemption.
(a)
At least five days but not more than 60 days before the date set for a redemption pursuant to the optional redemption provisions of Section 3.7(a) hereof, the Issuer shall send or cause to be sent by first-class mail or electronically a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of such Notes or a satisfaction and discharge of this Indenture pursuant to Article VIII hereof.
(b)
The notice shall identify the Notes to be redeemed and shall state:
(1)
the redemption date;
(2)
the redemption price;
(3)
the name and address of the Paying Agent;
(4)
if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion of such Note will be issued in the name of the Holder thereof upon cancellation of the original Note;
(5)
that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)
the name and address of the Paying Agent;
(7)
that interest on Notes or portions thereof called for redemption ceases to accrue on and after the redemption date unless the Issuer defaults in the deposit of the redemption price; and
(8)
the paragraph of the Notes and/or section of this Indenture pursuant to which the Notes called for redemption are being redeemed.
(c)
At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least five days (unless a shorter time shall be acceptable to the Trustee) prior to the redemption date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
(d)
Any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent. In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur. The Issuer may modify any such redemption notice or rescind it in the event that any or all such conditions precedent shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date as so delayed (which may exceed 60 days from the date of the redemption notice in such case). In addition, such notice of redemption may be extended, if such conditions precedent have not been satisfied or waived by the Issuer, by providing notice to Holders whose Notes are to be redeemed.
Section 3.4
Effect of Notice of Redemption. Once notice of redemption is sent as provided in Section 3.3, Notes called for redemption become due and payable on the redemption date at the redemption price.
Section 3.5
Deposit of Redemption Price.
(a)
On the redemption date, the Issuer shall, (i) if acting as the Paying Agent, pay the redemption price to the Holders of Notes being redeemed, or (ii) if the Issuer is not acting as the Paying Agent, deposit with the Paying Agent funds sufficient to pay the principal of and accrued and unpaid interest, if any, on the Notes to be redeemed.
(b)
If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption.
Section 3.6
Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuer shall issue a new Note in a principal amount equal to the unredeemed portion thereof and in the name of the Holder thereof and cancel the original Note.
Section 3.7
Optional Redemption.

(a)
The Issuer may redeem the Notes, at its option, in whole at any time or in part from time to time, upon delivering a notice of redemption as described in Section 3.3, at a redemption price equal to the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of the redemption.
(b)
The Issuer or its Affiliates may at any time and from time to time purchase Notes. Any such purchases may be made through open-market or privately negotiated transactions with third parties or pursuant to one or more tender or exchange offers or otherwise, upon such terms and at such prices, as well as with such consideration, as the Issuer or any such Affiliates may determine.
Section 3.8
Mandatory Redemption; Repurchase at the Option of the Holders.
(a)
Subject to the provisions of Article X hereof and the Intercreditor Agreement, from the initial issuance of such Notes until the Set Put Date immediately preceding maturity of such Notes, a Holder may require the Issuer to redeem all or a portion of such Holder’s Notes (subject to a minimum denomination of $1,000) on the Wednesday on or immediately preceding a Set Put Date, beginning with the first Set Put Date following the initial issuance of such Notes, at a price equal to 100% of the aggregate principal amount of such Notes being redeemed, plus (i) with respect to Compound Interest Notes, accrued and unpaid interest thereon to, but excluding, such repayment date, or (ii) with respect to Cash Interest Notes, the amount of interest that would have accrued on such principal amount of Notes from, and including, the most recent interest payment date to, but excluding, the applicable Set Put Date; provided that the Issuer will not be required to redeem any Notes at any time when the Issuer or any of its Subsidiaries or Affiliates is prohibited by law or contract from doing so. A request for redemption on a Set Put Date must be given to the Issuer on the Issuer’s website at https://invest.phoenixenergy.com or through any other electronic or physical means acceptable to the Issuer in its sole discretion at least 30 calendar days but no more than 45 calendar days prior to the next succeeding Set Put Date. If the Issuer does not receive notice from a holder by such date, the Issuer will be under no obligation to redeem such holder’s Notes in accordance with this provision on the next succeeding Set Put Date and the Notes will remain outstanding. If the payment date with respect to a Set Put Date is not a Business Day, the Issuer will make payment on the next succeeding Business Day, and no additional interest will accrue as a result.
(b)
Subject to the provisions of Article X hereof and the Intercreditor Agreement, each Holder may request, in whole at any time and in part from time to time, by written notice to the Issuer, that the Issuer redeem such Holder’s Notes at a redemption price equal to 95.0% of the principal amount of such Notes being redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption; provided that the Issuer will not be required to redeem any Notes at any time when the Issuer or any of its Subsidiaries or Affiliates is prohibited by law or contract from doing so; provided further that the Issuer will not be required to redeem Notes in an amount that exceeds, in any calendar year, 10.0% of the aggregate principal amount of the Notes issued and outstanding as of the first day of the calendar quarter in which such request is made (the “10% Limit”). The principal amount of any Notes held by the Issuer’s directors, executive officers, or their respective family members during any calendar year will not be included in calculating the 10% Limit with respect to any other Holders for such calendar year. If required by the foregoing or otherwise permitted by the Issuer, in its sole discretion, the Issuer will redeem such Notes on a date to be determined by the Issuer that is no earlier than one and no later than 120 days from the date the Issuer receives written notice from the Holder.
(c)
Such notice will set forth the maturity date, Set Put Interval, interest payment method, and interest rate on the Notes to be redeemed, the principal amount of Notes to be redeemed, and relevant payment information for receipt of funds.
(d)
Redemptions pursuant to the foregoing provisions will be processed in the order that requests for redemption are received by the Issuer.
(e)
The Issuer is not otherwise required to make mandatory redemption or sinking fund payments with respect to the Notes. The Issuer will also not be required to offer to purchase any Notes with the proceeds of asset sales, in the event of a change of control, or otherwise.
Article IV

COVENANTS
Section 4.1
Payment of Principal and Interest. The Issuer covenants and agrees for the benefit of the Holders of Notes that it will duly and punctually pay the principal of and accrued and unpaid interest, if any, on the Notes in accordance with the terms of such Notes and this Indenture. On the applicable payment date, the Issuer shall, (i) if acting as the Paying Agent, pay the principal of and accrued and unpaid interest, if any, on the Notes or (ii) if the Issuer is not acting as the Paying Agent, deposit with the Paying Agent funds sufficient to pay the principal of and accrued and unpaid interest, if any, on the Notes, in each case, in accordance with the terms of such Notes and this Indenture.
Section 4.2
SEC Reports.
(a)
To the extent any Notes are outstanding, the Issuer shall deliver to the Trustee, within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Issuer shall also comply with the other provisions of TIA § 314(a). Reports, information, and documents filed with the SEC via the EDGAR system (or any successor system) will be deemed to be delivered to the Trustee and transmitted to Holders at the time of such filing via EDGAR (or any successor system) for purposes of this Section 4.2.
(b)
Delivery of reports, information, and documents to the Trustee under this Section 4.2 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
Section 4.3
Compliance Certificates.
(a)
To the extent any Notes are outstanding, the Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer, an Officer’s Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed, and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that, to such Officer’s knowledge, the Issuer has kept, observed, performed, and fulfilled each covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which the Officer may have knowledge).
(b)
The Issuer will provide the Trustee written notice of any Default or Event of Default within 30 days of any Officer becoming aware of the occurrence of such Default or Event of Default (unless such Default or Event of Default has been cured or waived within such 30-day time period), which notice will describe in reasonable detail the status of such Default or Event of Default and what action the Issuer is taking or proposes to take in respect thereof.
Article V

SUCCESSORS
Section 5.1
When Issuer May Merge, Etc.
(a)
The Issuer shall not consolidate with or merge with or into, or convey, transfer, or lease all or substantially all of its properties and assets to, any person (a “successor person”) unless:
(1)
the Issuer is the surviving entity or the successor person (if other than the Issuer) is a corporation, partnership, trust, or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes the Issuer’s obligations on the Notes and under this Indenture; and
(2)
immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing.
(b)
The Issuer shall deliver to the Trustee prior to the consummation of any such proposed transaction contemplated by Section 5.1(a) an Officer’s Certificate and an Opinion of Counsel stating that the proposed transaction and any supplemental indenture comply with this Indenture.
(c)
Notwithstanding the above, any Subsidiary or Affiliate of the Issuer may consolidate with, merge into, or transfer all or part of its properties to the Issuer. Neither an Officer’s Certificate nor an Opinion of Counsel shall be required to be delivered in connection therewith.
Section 5.2
Successor Company Substituted. Upon any consolidation or merger, or any sale, lease, conveyance, or other disposition of all or substantially all of the assets of the Issuer, in accordance with Section 5.1, the successor corporation formed by such consolidation or into or with which the Issuer is merged or to which such sale, lease, conveyance, or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the Notes with the same effect as if such successor person has been named as the

Issuer herein; provided, however, that the predecessor Issuer in the case of a sale, conveyance, or other disposition (other than a lease) shall be released from all obligations and covenants under this Indenture and the Notes.
Article VI

DEFAULTS AND REMEDIES
Section 6.1
Events of Default.
(a)
Wherever used herein with respect to any Note, “Event of Default,” means any one of the following events:
(1)
a default in the payment of any interest on any Note when due, continued for 60 days;
(2)
a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon acceleration, or otherwise, continued for 60 days;
(3)
the failure by the Issuer to comply for 120 days after receipt of written notice referred to below with any of its obligations, covenants, or agreements (other than a Default referred to in clause (1) or (2) above) contained in the Notes or this Indenture;
(4)
the Issuer, pursuant to or within the meaning of any Bankruptcy Law:
(i)
commences a voluntary case;
(ii)
consents to the entry of an order for relief against it in an involuntary case;
(iii)
consents to the appointment of a Custodian of it or for all or substantially all of its property;
(iv)
makes a general assignment for the benefit of its creditors; or
(v)
generally is unable to pay its debts as the same become due; and
(5)
a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)
is for relief against the Issuer in an involuntary case;
(ii)
appoints a Custodian of the Issuer or for all or substantially all of its property; or
(iii)
orders the liquidation of the Issuer;

and the order or decree remains unstayed and in effect for 90 days.

(b)
The foregoing will constitute Events of Default, whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body.
(c)
No Event of Default under Section 6.1(a)(1) or (2) with respect to a particular Note will constitute an Event of Default with respect to any other Notes. A Default under Section 6.1(a)(3) will not constitute an Event of Default until the Trustee or the Holders of at least a majority in aggregate principal amount of outstanding Notes notify the Issuer in writing of the Default and such Default is not cured within the time specified in Section 6.1(a)(3) after receipt of such notice.
Section 6.2
Acceleration of Maturity; Rescission and Annulment.
(a)
Subject to the provisions of Article X hereof and the Intercreditor Agreement, if an Event of Default (other than an Event of Default referred to in Section 6.1(a)(4) or (5)) occurs and is continuing, then the Trustee or the Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, by a notice in writing to the Issuer (and to the Trustee if given by Holders), declare the principal of and accrued and unpaid interest, if any, on all outstanding Notes to be immediately due and payable. Subject to the provisions of Article X hereof and the Intercreditor Agreement, if an Event of Default specified in Section 6.1(a)(4) or (5) shall occur, the principal of and accrued and unpaid interest, if any, on all outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
(b)
The Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Issuer and the Trustee, may on behalf of the Holders of all of the Notes, waive, rescind, cancel, and annul any declaration of an existing or past Default or Event of Default and its consequences under this Indenture and the Notes, including an acceleration, if such waiver, rescission, cancellation, or annulment would not conflict with any judgment or decree (except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (other than such nonpayment of principal or interest that has become due as a result of such acceleration), which may be waived, rescinded, canceled, or annulled by the Holder of such Note). Upon any such waiver, rescission, cancellation, or annulment of a Default or Event of Default, any such Default or Event of Default shall cease to exist, and any Event of Default arising from any such Default shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.3
Collection of Indebtedness and Suits for Enforcement by Trustee.
(a)
Subject to the provisions of Article X hereof and the Intercreditor Agreement, if an Event of Default specified in Section 6.1(a)(1) or (2) occurs and is continuing, then the Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and accrued and unpaid interest, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable and documented compensation, expenses, disbursements, and advances of the Trustee, its agents, and its counsel.

(b)
If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon such Notes and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon such Notes, wherever situated.
(c)
If an Event of Default with respect to any Notes occurs and is continuing, the Trustee, subject to Article VII hereof, Article X hereof, and the Intercreditor Agreement, may in its discretion proceed to protect and enforce its rights and the rights of the Holders of such Notes by such appropriate judicial proceedings as the Trustee shall, relying on the advice of counsel, deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
Section 6.4
Trustee May File Proofs of Claim.
(a)
In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, or other judicial proceeding relative to the Issuer or any other obligor upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, (1) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable and documented compensation, expenses, disbursements, and advances of the Trustee, its agents, and its counsel) and of the Holders allowed in such judicial proceeding, and (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable and documented compensation, expenses, disbursements, and advances of the Trustee, its agents, and its counsel and any other amounts due the Trustee under Section 7.7.
(b)
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.5
Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable and documented compensation, expenses, disbursements, and advances of the Trustee, its agents, and its counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.
Section 6.6
Application of Money Collected. Any money or property collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee, and, in case of the distribution of such money or property on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: to the payment of all amounts due the Trustee under Section 7.7;

Second: to the payment of the amounts then due and unpaid for principal of and accrued and unpaid interest, if any, on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and accrued and unpaid interest, if any, respectively; and

Third: to the Issuer.

Section 6.7
Limitation on Suits. Subject to the provisions of Article X hereof and the Intercreditor Agreement, no Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(a)
such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes; and
(b)
the Holders of not less than a majority in aggregate principal amount of the outstanding Notes have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee hereunder;
(c)
such Holder or Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the costs, expenses, and liabilities that might be incurred by the Trustee in compliance with such request;
(d)
the Trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and
(e)
no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Notes;

it being understood, intended, and expressly covenanted by the Holder of every Note with every other Holder and the Trustee that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 6.8
Unconditional Right of Holders to Receive Principal and Interest. Subject to the other provisions in this Indenture, including Article X hereof, and the Intercreditor Agreement, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on the Maturity of such Note, including the Stated Maturity expressed in such Note (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
Section 6.9
Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee, and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
Section 6.10
Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Notes in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 6.11
Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 6.12
Control by Holders. Subject to the provisions of Article X hereof and the Intercreditor Agreement, the Holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes; provided that:
(a)
such direction shall not be in conflict with any rule of law or with this Indenture,
(b)
the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction;

(c)
subject to the provisions of Section 7.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability; and
(d)
prior to taking any action as directed under this Section 6.12, the Trustee shall be entitled to indemnity satisfactory to it against the costs, expenses, and liabilities that might be incurred by it in compliance with such request or direction.
Section 6.13
Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes, by written notice to the Trustee and the Issuer, waive any past Default hereunder with respect to such Notes and its consequences, except a Default in the payment of the principal of or interest on any Note (provided, however, that the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture and the Notes; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.14
Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or the Notes, or in any suit against the Trustee for any action taken, suffered, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable and documented costs, including reasonable and documented attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.14 shall not apply to any suit instituted by the Issuer, to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Note on or after the Maturity of such Note, including the Stated Maturity expressed in such Note (or, in the case of redemption, on the redemption date).
Article VII

TRUSTEE
Section 7.1
Duties of Trustee.
(a)
If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)
Except during the continuance of an Event of Default:

(1)
the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and
(2)
in the absence of bad faith, gross negligence, or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in the case of any such Officer’s Certificates or Opinions of Counsel that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officer’s Certificates and Opinions of Counsel to determine whether or not they conform on their face to the form requirements of this Indenture.
(c)
The Trustee may not be relieved from liability for its own bad faith, its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:
(1)
this paragraph does not limit the effect of paragraph (b) of this Section 7.1;
(2)
the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and
(3)
the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it with respect to the Notes in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes in accordance with Section 6.12.
(d)
Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.1.
(e)
The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against the costs, expenses, and liabilities that might be incurred by it in performing such duty or exercising such right or power.
(f)
The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(g)
No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if adequate indemnity against such risk is not assured to the Trustee in its satisfaction.

(h)
The Paying Agent, the Notice Agent, the Registrar, any authenticating agent, and the Trustee when acting in any other capacity hereunder shall be entitled to the protections and immunities as are set forth in this Article VII.
(i)
The rights, privileges, protections, immunities, and benefits given to the Trustee, including its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities under this Indenture.
Section 7.2
Rights of Trustee.
(a)
The Trustee may rely on and shall be protected in acting or refraining from acting upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
(b)
Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.
(c)
The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(d)
The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.
(e)
The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in reliance thereon.
(f)
The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses, and liabilities that might be incurred by it in compliance with such request or direction.
(g)
The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.
(h)
The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event that is in fact such a default is received by a Responsible Officer at the Corporate Trust Office of the Trustee, and such notice references the Notes generally and this Indenture.
(i)
In no event shall the Trustee be liable to any person for special, punitive, indirect, consequential, or incidental loss or damage of any kind whatsoever (including, but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.

(j)
The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.
(k)
The Trustee will not be required to give any bond or surety in respect of the execution of this Indenture or otherwise.
Section 7.3
Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or an Affiliate of the Issuer with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee is also subject to Sections 7.10 and 7.11.
Section 7.4
Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes. The Trustee shall not be accountable for the Issuer’s use of the proceeds from the Notes and shall not be responsible for any statement in the Notes other than its certificate of authentication.
Section 7.5
Notice of Defaults. If a Default or Event of Default occurs and is continuing with respect to the Notes and if a Responsible Officer of the Trustee has received notice of such Default or Event of Default in accordance with Section 7.2(h), the Trustee shall send to each Holder notice of a Default or Event of Default within 90 days after it occurs or, if later, after a Responsible Officer of the Trustee has received notice of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Holders. The Trustee will not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice thereof has been received by a Responsible Officer, and such notice references the Notes and this Indenture and states on its face that a Default or Event of Default has occurred.
Section 7.6
Reports by Trustee to Holders.
(a)
Within 60 days after each May 1, commencing May 1, 2027, for so long as Notes remain outstanding, the Trustee will mail to the Holders a brief report dated as of such reporting date in accordance with, and to the extent required under, TIA § 313.
(b)
A copy of each report at the time of its mailing to Holders of the Notes shall be filed with the SEC and each national securities exchange on which the Notes are listed in accordance with TIA §313(d). The Issuer shall promptly notify the Trustee in writing when the Notes are listed on any national securities exchange.
Section 7.7
Compensation and Indemnity.
(a)
The Issuer shall pay to the Trustee from time to time compensation for its services as the Issuer and the Trustee shall from time to time agree upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable and documented out-of-pocket expenses incurred by it. Such expenses shall include the reasonable and documented compensation and expenses of the Trustee’s agents and counsel.

(b)
The Issuer shall indemnify each of the Trustee and any predecessor Trustee (including for the cost of defending itself) against any cost, expense, or liability, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it except as set forth in the next paragraph in the performance of its duties under this Indenture as Trustee or Agent. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Issuer shall pay the reasonable and documented fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent will not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, shareholders, and agents of the Trustee.
(c)
The Issuer need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee, shareholder, or agent of the Trustee through bad faith, willful misconduct, or gross negligence, as determined by a final decision of a court of competent jurisdiction.
(d)
To secure the Issuer’s payment obligations in this Section 7.7, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest, if any, on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.
(e)
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(a)(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.
(f)
The provisions of this Section 7.7 shall survive the termination of this Indenture and the resignation or removal of the Trustee.
Section 7.8
Replacement of Trustee.
(a)
A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.
(b)
The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer at least 30 days prior to the date of the proposed resignation. The Holders of a majority in aggregate principal amount of the then-outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:
(1)
the Trustee fails to comply with Section 7.10;
(2)
the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(3)
a Custodian or public officer takes charge of the Trustee or its property; or

(4)
the Trustee becomes incapable of acting.
(c)
If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then-outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
(d)
If a successor Trustee with respect to the Notes does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least a majority in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(e)
A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers, and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuer’s obligations under Section 7.7 hereof will continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it for actions taken or omitted to be taken in accordance with its rights, powers, and duties under this Indenture prior to such replacement.
Section 7.9
Successor Trustee by Merger, Etc. Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion, or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such organization or entity shall be otherwise qualified and eligible under Section 7.10, without the execution or filing of any paper or any further act on the part of any of the parties hereto.
Section 7.10
Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2), and (5). The Trustee and its Affiliates collectively shall always have a combined capital and surplus of at least $15,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b).
Section 7.11
Preferential Collection of Claims Against Issuer. The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.
Article VIII

SATISFACTION AND DISCHARGE; DEFEASANCE
Section 8.1
Satisfaction and Discharge of Indenture.

(a)
This Indenture, the Notes, any related guarantees, the Security Documents, and the Intercreditor Agreement will, upon a Company Order, be discharged and cease to be of further effect (except as hereinafter provided in this Section 8.1), and any Collateral then securing the Notes shall be released as to all outstanding Notes, and the Trustee and Collateral Agent, at the expense of the Issuer, shall execute instruments acknowledging satisfaction and discharge of this Indenture, the Notes, any related guarantees, the Security Documents, and the Intercreditor Agreement, when:
(1)
either:
(i)
all of the Notes theretofore authenticated and delivered (other than Notes that have been destroyed, lost, or stolen and that have been replaced or paid and Notes for whose payment has theretofore been deposited in trust or segregated and held in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or
(ii)
all of the Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable by reason of sending a notice of redemption or otherwise, (B) will become due and payable at their Stated Maturity within one year, (C) have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, or (D) are deemed paid and discharged pursuant to Section 8.4, as applicable, and the Issuer, in the case of clause (A), (B), or (C) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount of money or U.S. Government Obligations in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of and interest on the Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;
(2)
the Issuer has paid or caused to be paid all other sums payable under this Indenture by the Issuer; and
(3)
the Issuer has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent provided for relating to the satisfaction and discharge contemplated by this Section have been complied with.
(b)
Notwithstanding the satisfaction and discharge of this Indenture, (x) the obligations of the Issuer to the Trustee under Section 7.7, (y) if money shall have been deposited with the Trustee pursuant to clause (a) of this Section 8.1, the provisions of Sections 2.3, 2.6, 2.7, 8.2, and

8.7, and (z) the rights, powers, trusts, and immunities of the Trustee hereunder and the Issuer’s obligations in connection therewith shall survive.
Section 8.2
Application of Trust Funds; Indemnification.
(a)
Subject to the provisions of Section 8.6, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 8.1, 8.4, or 8.5, and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee pursuant to Section 8.1, 8.4, or 8.5, shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent), as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee or to make analogous payments as contemplated by Sections 8.1, 8.4, and 8.5.
(b)
The Issuer shall pay and shall indemnify the Trustee (which indemnity shall survive termination of this Indenture) against any tax, fee, or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Sections 8.1, 8.4, or 8.5 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.
(c)
The Trustee shall deliver or pay to the Issuer from time to time upon a Company Order any U.S. Government Obligations or money held by it as provided in Sections 8.4 and 8.5 that, in the opinion of a nationally recognized firm of independent certified public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof that then would have been required to be deposited for the purpose for which such U.S. Government Obligations or money were deposited or received. This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations held under this Indenture.
Section 8.3
Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may at any time elect to have either Section 8.4 or 8.5 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in Section 8.6. The Issuer may exercise its legal defeasance option notwithstanding its prior exercised of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.1(a)(3). Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.
Section 8.4
Legal Defeasance of Notes.
(a)
Upon the Issuer’s exercise under Section 8.3 hereof of the option applicable to this Section 8.4, the Issuer will, subject to the satisfaction of the conditions set forth in Section 8.6, be deemed to have been discharged from its obligations with respect to any or all outstanding Notes and cure all then-existing Defaults or Events of Default on the date the conditions set forth below are satisfied (hereinafter, “legal defeasance”). For this purpose, legal defeasance means that the Issuer will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.2 hereof and the other sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all its other obligations under the Notes, this Indenture, the Security Documents, and the Intercreditor Agreement (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions, which will survive until otherwise terminated or discharged hereunder:
(1)
the rights of Holders to receive from the trust funds described in Section 8.2 payment of the principal of and interest on the outstanding Notes on the Stated Maturity of such Holder’s Notes;
(2)
the provisions of Sections 2.3, 2.4, 2.6, 2.7, 7.7, 8.2, 8.4, 8.6, 8.7, and 8.8; and
(3)
the rights, powers, trusts, and immunities of the Trustee hereunder and the Issuer’s obligations in connection therewith;
(b)
For the avoidance of doubt, if the Issuer exercises its legal defeasance option under this Section 8.4, any Liens and guarantees as they pertain to the Notes will be released.
Section 8.5
Covenant Defeasance.
(a)
Upon the Issuer’s exercise under Section 8.3 hereof of the option applicable to this Section 8.5, the Issuer will, subject to the satisfaction of the conditions set forth in Section 8.6, be released from its obligations under any term, provision, or condition of Sections 4.2, 4.3, and 5.1 and Article XI hereof or under the Security Documents or the Intercreditor Agreement (hereinafter, “covenant defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent, or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, covenant defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and will have no liability in respect of any term, condition, or limitation set forth in any such covenant, including compliance with the Loan-to-Value Ratio, whether directly or indirectly, by reason of any reference elsewhere herein or in the Notes to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default hereunder, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.6 hereof, Sections 6.1(a)(3) hereof will not constitute an Event of Default.
(b)
For the avoidance of doubt, if the Issuer exercises its covenant defeasance option under this Section 8.5, any Liens and guarantees as they pertain to the Notes will be released.
Section 8.6
Conditions to Defeasance.

(a)
The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:
(1)
the Issuer shall have irrevocably deposited or caused to be deposited (except as provided in Section 8.2(c)) with the Trustee as trust funds specifically pledged as security for and dedicated solely to the benefit of the Holders of such Notes cash in Dollars and/or U.S. Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of and interest in respect of all the Notes on the Stated Maturity of such Notes;
(2)
such deposit will not result in a breach or violation of, or constitute a default under, this Indenture;
(3)
no Default or Event of Default under Section 6.1(a)(4) or (5) with respect to the Notes shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;
(4)
in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such Notes will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of such deposit, defeasance, and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance, and discharge had not occurred;
(5)
in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Notes will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of such deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and related covenant defeasance had not occurred;
(6)
the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying, or defrauding any other creditors of the Issuer; and

(7)
the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance as contemplated by this Article VIII have been complied with.
(b)
Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article III hereof.
Section 8.7
Repayment to Issuer. Subject to applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal and interest that remains unclaimed for two years. After that, Holders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another person.
Section 8.8
Reinstatement. If the Trustee or the Paying Agent is unable to apply any money deposited with respect to Notes in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining, or otherwise prohibiting such application, the obligations of the Issuer under this Indenture with respect to the Notes and under the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with this Article VIII; provided, however, that if the Issuer has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent after payment in full to the Holders.
Article IX

AMENDMENTS AND WAIVERS
Section 9.1
Without Consent of Holders. Notwithstanding Section 9.2 hereof, without the consent of or notice to any Holder, the Issuer, the Trustee, and, if applicable, the Collateral Agent may amend or supplement this Indenture, the Notes, the Security Documents, or the Intercreditor Agreement:
(a)
to cure any ambiguity, omission, mistake, defect, or inconsistency;
(b)
to conform the text of this Indenture (including any supplemental indenture or other instrument pursuant to which additional Notes are issued), the Notes, the Security Documents, or the Intercreditor Agreement to the “Description of Notes” section of the Prospectus or, with respect to any additional Notes and any supplemental indenture or other instrument pursuant to which such additional Notes are issued, to the “Description of Notes” relating to the issuance of such additional Notes or any provision of a prospectus supplement intended to supplement such “Description of Notes,” solely to the extent that such “Description of Notes” provides for terms of such additional Notes that differ from the terms of the Notes offered hereby;
(c)
to comply with Article V hereof or to otherwise provide for the assumption by a successor person of the Issuer’s obligations under this Indenture and the Notes, or to add a co-issuer;

(d)
to provide for uncertificated Notes in addition to or in place of certificated Notes, or to provide for global Notes;
(e)
to add or release guarantees with respect to the Notes;
(f)
to make, complete, or confirm (i) any grant of Collateral permitted or required by this Indenture, the Security Documents, or the Intercreditor Agreement or (ii) any release of Collateral pursuant to the terms of this Indenture (including compliance with the Loan-to-Value Ratio), the Security Documents, or the Intercreditor Agreement;
(g)
to surrender any of the Issuer’s rights or powers under this Indenture and/or the Notes;
(h)
to add covenants or events of default for the benefit of the Holders;
(i)
to comply with the applicable procedures of any applicable depositary;
(j)
to make any change that does not adversely affect the rights of any Holder in any material respect;
(k)
to provide for the issuance of and establish the form and terms and conditions of Notes as permitted by this Indenture;
(l)
to secure additional extensions of credit and add additional secured creditors holding other Indebtedness;
(m)
to make any amendment to the provisions of this Indenture relating to the transfer of the Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes;
(n)
to effect the appointment of a successor trustee or collateral agent with respect to the Notes and to add to or change any of the provisions of this Indenture, the Security Documents, or the Intercreditor Agreement to provide for or facilitate administration by a successor trustee, a successor collateral agent, and/or more than one trustee and/or collateral agent;
(o)
to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of the issue, authentication, and delivery of the Notes (prior to issuance thereof), in each case, as set forth herein; or
(p)
to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.
Section 9.2
With Consent of Holders.
(a)
Subject to Section 9.3, the Issuer, the Trustee, and, if applicable, the Collateral Agent may modify or amend this Indenture, the Notes, the Security Documents, and the Intercreditor Agreement with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes affected by such modifications or amendments

(including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing or past Default or compliance with any provisions of such documents may be waived with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Notes affected by such waiver (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, any Notes). Except as provided in Section 6.13, and subject to Section 9.3, the Holders of at least a majority in aggregate principal amount of the outstanding Notes affected by such waiver (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, any Notes) may waive compliance by the Issuer with any provision of this Indenture or the Notes.
(b)
It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. After a supplemental indenture or waiver under this Section 9.2 becomes effective, the Issuer shall send to the Holders affected thereby a notice briefly describing the supplemental indenture or waiver. Any failure by the Issuer to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.
Section 9.3
Limitations. The Issuer may not make any modification, amendment, or waiver to the Indenture or the Notes without the consent of the Holders of each affected Note then outstanding (including, for the avoidance of doubt, any Notes held by Affiliates) if that modification, amendment, or waiver will (with respect to any Notes held by a non-consenting Holder):
(a)
reduce the percentage of the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement, or waiver;
(b)
reduce the rate or extend the time for payment of interest (including defaulted interest) on any Note;
(c)
reduce the principal or change the Stated Maturity of any Note;
(d)
waive a Default in the payment of the principal of or interest on any Note (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then-outstanding Notes and a waiver of the payment default that resulted from such acceleration);
(e)
make the principal of or interest, if any, on any Note payable in any currency other than that stated in such Note; or
(f)
make any change in Section 6.8, Section 6.13, or this Section 9.3.

There shall be no amendment, supplement, modification or waiver to Article X without the consent of the holders of the Senior Debt or their Representatives if that amendment, supplement, modification or waiver is adverse to the interests of the holders of Senior Debt or their Representatives.

Section 9.4
Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.
Section 9.5
Revocation and Effect of Consents.
(a)
Until an amendment is set forth in a supplemental indenture or other applicable amendment or a waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of a Note if the Trustee receives the notice of revocation before the date of the supplemental indenture or the date the waiver becomes effective.
(b)
Any amendment or waiver once effective shall bind every Holder of a Note affected by such amendment or waiver unless it is of the type described in any of clauses (a) through (f) of Section 9.3. In that case, the amendment or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.
(c)
The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding paragraph (a) above, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to give such consent or to revoke any consent previously given or take any such action, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
Section 9.6
Notation on or Exchange of Notes. The Issuer or the Trustee may, but shall not be obligated to, place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Issuer in exchange for the Notes may issue and the Trustee shall authenticate upon receipt of a Company Order in accordance with Section 2.3 new Notes that reflect the amendment or waiver.
Section 9.7
Trustee and Collateral Agent Protected. The Trustee and, as applicable, the Collateral Agent, shall sign any amendment, supplement, or waiver authorized pursuant to this Article IX if the amendment, supplement, or waiver does not, in the sole determination of the Trustee and, as applicable, the Collateral Agent, adversely affect the rights, duties, liabilities, or immunities of the Trustee or, as applicable, the Collateral Agent. If it does, the Trustee or the Collateral Agent, as applicable, may but need not sign it. In signing any amendment, supplement, or waiver pursuant to this Article IX, the Trustee and the Collateral Agent shall be entitled to receive, and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel complying with Sections 11.4 and 11.5. Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee or Collateral Agent to execute any amendment or supplement entered into in connection with adding or releasing Collateral under this Indenture, the Security Documents, or the Intercreditor Agreement.

Article X

SUBORDINATION
Section 10.1
Agreement to Subordinate. The Issuer agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the irrevocable payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed, or guaranteed, and after all commitments with respect to Senior Debt have been terminated), and that the subordination is for the benefit of the holders of Senior Debt and their Representatives, all of whom are intended third party beneficiaries of this Article X. To the extent any payment made to a holder of Senior Debt is subsequently avoided, rescinded, set aside, or required to be returned or repaid in connection with any insolvency, bankruptcy, reorganization, receivership, or similar proceeding, the subordination provisions of this Article X shall be reinstated and shall continue in full force and effect as if such payment had never been made, and any amount so avoided, rescinded, set aside, returned, or repaid shall constitute Senior Debt for all purposes hereof. In accordance with Section 9.3, There shall be no amendment, supplement, modification or waiver to this Article X without the consent of the holders of the Senior Debt or their Representatives then outstanding if that amendment, supplement, modification or waiver is adverse to the interests of the holders of Senior Debt or their Representatives.
Section 10.2
Liquidation; Dissolution; Bankruptcy. Upon any distribution to creditors of the Issuer in:
(a)
a liquidation or dissolution of the Issuer;
(b)
a bankruptcy, reorganization, insolvency, receivership, or similar proceeding relating to the Issuer or its property;
(c)
an assignment for the benefit of creditors; or
(d)
any marshaling of the Issuer’s assets and liabilities;

holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders will be entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from any of the trusts created pursuant to Article VIII hereof).

Section 10.3
Default on Senior Debt.
(a)
The Issuer may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than Permitted Junior Securities and payments made from any of the trusts created pursuant to Article VIII hereof) if:
(1)
a payment default on Senior Debt occurs and is continuing;

(2)
any default or event of default under any Senior Debt would result from such payment or distribution under any covenant contained in such Senior Debt restricting payments on indebtedness (a “Contingent Default”); or
(3)
any other default occurs and is continuing on any series of Senior Debt that permits holders of that series of Senior Debt to accelerate its Stated Maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Issuer or the holders of any Senior Debt or their Representative.
(b)
The Issuer may and will resume payments on and distributions in respect of the Notes and may acquire them beginning on the date on which such default is cured or waived or such payment or distribution can occur without resulting in a Contingent Default if this Article X otherwise permits such payment, distribution, or acquisition at the time of such payment, distribution, or acquisition.
Section 10.4
When Distribution Must Be Paid Over.
(a)
In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes (other than Permitted Junior Securities and payments made from any of the trusts created pursuant to Article VIII hereof) at a time when the payment is prohibited by Section 10.3 and the Trustee or the Holder, as applicable, has actual knowledge that the payment is prohibited by Section 10.3 hereof, such payment will be held by the Trustee or such Holder, as the case may be, in trust for the benefit of, and will be paid forthwith over and delivered, upon proper written request, to, the holders of Senior Debt as their interests may appear or their Representative for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.
(b)
With respect to the holders of Senior Debt, the Trustee undertakes to perform only those obligations on the part of the Trustee as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the holders of Senior Debt will be read into this Indenture against the Trustee. The Trustee will not be deemed to owe any fiduciary duty to the holders of Senior Debt, and will not be liable to any such holders if the Trustee pays over or distributes to or on behalf of Holders or the Issuer or any other person money or assets to which any holders of Senior Debt are then entitled by virtue of this Article X, except if such payment is made as a result of the bad faith, willful misconduct (including knowing breach) or gross negligence of the Trustee.
Section 10.5
Notice by Issuer. The Issuer will promptly notify the Trustee and the Paying Agent of any facts known to the Issuer that would cause a payment of any Obligations with respect to the Notes to violate this Article X, but failure to give such notice will not affect the subordination of the Notes to the Senior Debt as provided in this Article X.
Section 10.6
Subrogation. After all commitments with respect to Senior Debt are terminated and all Senior Debt is irrevocably paid in full and until the Notes are paid in full, Holders will be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article X to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Issuer and the Holders, a payment by the Issuer on the Notes.
Section 10.7
Relative Rights.
(a)
This Article X defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture will:
(1)
impair, as between the Issuer and the Holders, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest, if any, on, the Notes in accordance with their terms;
(2)
affect the relative rights of Holders and creditors of the Issuer other than their rights in relation to holders of Senior Debt; or
(3)
prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the Intercreditor Agreement and the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.
(b)
If the Issuer fails because of this Article X to pay the principal of or accrued and unpaid interest, if any, on, a Note on the due date, the failure shall not constitute a Default or Event of Default.
Section 10.8
Subordination May Not Be Impaired by Issuer. No right of any holder of Senior Debt or their Representative to enforce the subordination of the Indebtedness evidenced by the Notes may be impaired by any act or failure to act by the Issuer or any Holder or by the failure of the Issuer or any Holder to comply with this Indenture.
Section 10.9
Distribution or Notice to Representative.
(a)
Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.
(b)
Upon any payment or distribution of assets of the Issuer referred to in this Article X, the Trustee and the Holders will be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of any such Representative of the Senior Debt or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon, and all other facts pertinent thereto or to this Article X.

Section 10.10
Standstill Period. So long as any Senior Debt remains outstanding, neither the Trustee nor the Holders shall, without the prior written consent of the holders of such Senior Debt:
(a)
exercise or seek to exercise any right or remedy with respect to a Default or an Event of Default, including any collection or enforcement right or remedy;
(b)
institute any action or proceeding against the Issuer or any of its assets, including, without limitation, any possession, sale, or foreclosure action or proceeding; or
(c)
contest, protest, or object to any enforcement proceeding or other action commenced under such Senior Debt.

The Trustee and the Holders shall only be permitted to commence such enforcement proceedings upon the receipt of written consent from the holders of such Senior Debt or at such time as no Senior Debt remains outstanding.

Section 10.11
Rights of Trustee and Paying Agent.
(a)
Notwithstanding the provisions of this Article X or any other provision of this Indenture, the Trustee will not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee has received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article X. Only the Issuer or a Representative may give the notice. Nothing in this Article X will impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.
(b)
The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.
Section 10.12
Authorization to Effect Subordination. Each Holder of Notes, by the Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article X, and appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.4 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.
Article XI

COLLATERAL AND SECURITY
Section 11.1
Collateral Generally. The Notes will be secured on a junior basis, equally and ratably with all of our Indebtedness that the Issuer deems will rank in parity with respect to lien priority with the Notes, by mortgages on certain of the Issuer’s properties as determined by the Issuer in its sole discretion, which mortgages will be junior to the security interest under the Fortress Credit Agreement, other obligations secured under the First Lien Intercreditor Agreement and any other senior-priority secured Indebtedness (such Indebtedness, “Senior-Priority Secured Debt”), subject to certain limitations and exceptions and Permitted Liens (such mortgages, together with any other assets the Issuer elects to provide as collateral for the Notes, the “Collateral”).
Section 11.2
Loan-to Value Ratio.
(a)
The aggregate outstanding principal amount of Notes may not exceed 100% of the aggregate total discounted present value of the junior mortgages serving as Collateral thereunder, after deducting any Allocable Amount securing any Senior-Priority Secured Debt and after adding the net value of any other Collateral, in each case, without taking into account any Permitted Liens (the “Loan-to-Value Ratio”).
(b)
The value of such Collateral will be determined in good faith by the Issuer on at least an annual basis. As part of that analysis the Issuer will refer to, among other things, one or more reserve studies performed by a third-party retained by the Issuer, purchase prices for similar properties, any purchase offers we have recently received for such property or similar property, any other third-party valuation of the Collateral or any portion thereof, and the book value of such Collateral.
(c)
In the event the Loan-to-Value Ratio exceeds 1.00 to 1.00 as of any date (an “LTV Deficiency Event”), the Issuer may cure such LTV Deficiency Event within 60 days following such date by, among other things, pledging additional Collateral, repaying Senior-Priority Secured Debt, or repaying a portion of the Notes until the Loan-to-Value Ratio is no longer exceeded on a pro forma basis. If the Loan-to-Value Ratio ceases to exceed 1.00 to 1.00 within any such 60-day period, no Default or Event of Default will be deemed to have occurred with respect to such LTV Deficiency Event.
(d)
All calculations regarding the Loan-to-Value Ratio, including the value of the Collateral, the aggregate total discounted present value of the junior mortgages service as Collateral, any Allocable Amount securing any Senior-Priority Secured Debt, and the net value of any other Collateral, will be determined in good faith by the Issuer in its sole discretion, and the Issuer’s determination will be dispositive.
Section 11.3
Addition and Release of Collateral.
(a)
The Issuer may automatically and unconditionally add or release Collateral at its discretion, without the consent of or notice to the Trustee, the Collateral Agent, or the holders of the Notes, subject to compliance with the Loan-to-Value Ratio. Notwithstanding the foregoing, the Liens on the Collateral will automatically and unconditionally be released, and the Issuer shall not be deemed by virtue of such release to have breached the Loan-to-Value Ratio, (i) in connection with a release pursuant to Article IX, (ii) upon payment in full of the principal of, and any accrued and unpaid interest on, all then-outstanding Notes, (iii) upon a legal defeasance or covenant defeasance or a discharge of the Indenture, in each case, in accordance with Article VIII hereof, or (iv) in connection with a release pursuant to the Security Documents or the Intercreditor Agreement.
(b)
The Trustee and the Collateral Agent will execute any documentation or take any action requested by the Issuer with respect to the addition or release of Collateral so long as the

Trustee or Collateral Agent, as applicable, has received an Officer’s Certificate. In connection with any release of Collateral, such Officer’s Certificate shall state that, to the knowledge of the person signing such Officer’s Certificate, the Loan-to-Value Ratio is expected to equal or exceed 1.00 to 1.00 on a pro forma basis for such release. For the avoidance of doubt, no Opinion of Counsel will be required for the Trustee or Collateral Agent to execute any documentation or take any action with respect to the addition or release of Collateral.
(c)
To the extent applicable, the Issuer will comply with the provisions of TIA § 314(d), relating to the release of property or securities from the Liens securing the Notes or relating to the substitution for such Liens of any property or securities to be subjected to the Liens under the Indenture. To the extent permitted, any certificate or opinion required by § 314(d) of the Trust Indenture Act may be made by an officer of the Issuer. Notwithstanding anything to the contrary in this clause (c), the Issuer will not be required to comply with all or any portion of TIA § 314(d) if it determines, in good faith based on advice of counsel, that, under the terms of TIA § 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC or its staff, including “no action” letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to some or all of the released Collateral. Without limiting the generality of the foregoing, certain no-action letters issued by the SEC have permitted an indenture qualified under the TIA to contain provisions permitting the release of collateral from liens under such indenture in the ordinary course of the issuer’s business without requiring the issuer to provide certificates and other documents under TIA § 314(d). Any release of Collateral permitted by this Section 11.3 will be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof, and any person that is required to deliver an Officer’s Certificate or Opinion of Counsel pursuant to TIA § 314(d), if any, shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion.
Section 11.4
Security Documents and Intercreditor Agreement.
(a)
Each Holder, by its acceptance of any Notes, will be deemed to have authorized the Collateral Agent as its collateral agent under this Indenture and the Security Documents, consents and agrees to the terms of the Security Documents and the Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral and the automatic amendments, supplements, consents, waivers, and other modifications thereto without the consent of the Holders), as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture, and authorizes and directs the Trustee and Collateral Agent to enter into and perform their respective obligations and exercise their respective rights under the Security Documents and the Intercreditor Agreement and any amendments or supplemented thereto permitted by the Indenture in accordance therewith.
(b)
The Trustee and each Holder, by accepting the Notes, acknowledges that, as more fully set forth in the Security Documents and the Intercreditor Agreement, the Collateral as hereafter constituted shall be held for the benefit of all the Holders and the Trustee, and that the Lien of this Indenture and the Security Documents in respect of the Trustee and the Holders is subject to and qualified and limited in all respects by the Security Documents and the Intercreditor Agreements and actions that may be taken thereunder.

(c)
If the Issuer fails because of the provisions of the Intercreditor Agreement to comply with the Loan-to-Value Ratio, such failure shall not constitute a Default or Event of Default.
Section 11.5
Collateral Agent.
(a)
The Collateral Agent is authorized and empowered to appoint one or more co-Collateral Agents as it deems necessary or appropriate.
(b)
Subject to Article VII, neither the Trustee nor the Collateral Agent shall be liable or responsible for, and make no representation as to the existence, genuineness, value, or protection of, any Collateral, for the legality, validity, effectiveness, enforceability, or sufficiency of any Security Document or for the creation, perfection, maintenance, priority, sufficiency, or protection of any Liens securing the Notes. Neither the Trustee nor the Collateral Agent shall be liable or responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection or priority of any Lien or security interest in the Collateral.
(c)
In acting as Collateral Agent or co-Collateral Agent, the Collateral Agent and each co-Collateral Agent may rely upon and enforce each and all of the rights, powers, immunities, indemnities, and benefits of the Trustee under Article VII hereof, and will be subject to all of the obligations of the Trustee thereunder.
Article XII

MISCELLANEOUS
Section 12.1
Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision that is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.
Section 12.2
Notices.
(a)
Any notice or communication by the Issuer or the Trustee or Collateral Agent to the other, or by a Holder to the Issuer or the Trustee or Collateral Agent, is duly given if in writing and delivered in person or mailed by first‑class mail (registered or certified, return receipt requested), email, or overnight air courier guaranteeing next day delivery, to the others’ address:

if to the Issuer:

Phoenix Energy One, LLC

18575 Jamboree Road, Suite 830

Irvine, California 92612

Attention: Lindsey Wilson

Telephone: [REDACTED]

Email: [REDACTED]

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

555 11th Street, N.W., Suite 1000

Washington, District of Columbia 20004

Attention: Christopher J. Clark; Ross McAloon

Telephone: [REDACTED]

Email: [REDACTED]

if to the Trustee or Collateral Agent:

Odyssey Transfer and Trust Company

860 Blue Gentian Rd

Suite 320

Eagan, Minnesota 55121

Attention Client Services

Email: [REDACTED]

(b)
The Issuer or the Trustee or Collateral Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.
(c)
Any notice or communication to a Holder shall be sent electronically or by first-class mail or overnight air courier to such Holder’s address shown on the register kept by the Registrar. Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Any notice or communication will also be so mailed to any person described in TIA §313(c), to the extent required by the TIA.
(d)
Notices given by publication will be deemed given on the first date on which publication is made; notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing; notices personally delivered will be deemed given at the time delivered by hand; notices given by facsimile or email will be deemed given when sent; and notices given by overnight air courier guaranteeing next day delivery will be deemed given the next Business Day after timely delivery to the courier.
(e)
If a notice or communication is sent or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Holder receives it.
(f)
If the Issuer sends a notice or communication to Holders, it shall send a copy to the Trustee and each Agent at the same time.
(g)
The Trustee shall not have any duty to confirm that the person sending any notice, instruction, or other communication by electronic transmission (including by e-mail, facsimile transmission, web portal, or other electronic methods) is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign, or any other digital signature provider acceptable to the Trustee) shall be deemed original signatures for all purposes. The Issuer assumes all risks arising out of the use of electronic signatures and electronic methods to send communications to the Trustee, including, without limitation, the risk of the Trustee acting on an unauthorized communication, and the risk of interception or misuse by third parties.
Section 12.3
Communication by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar, and anyone else shall have the protection of TIA § 312(c).
Section 12.4
Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:
(a)
an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b)
an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Where the Indenture requires delivery of a certificate or opinion in connection with any request or application to the Trustee or Collateral Agent to take or refrain from taking any action thereunder, the Trustee or Collateral Agent, as applicable, may, in its sole discretion, waive or amend such requirement.

Section 12.5
Statements Required in Certificate or Opinion.
(a)
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:
(1)
a statement that the person making such certificate or opinion has read such covenant or condition;
(2)
a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)
a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4)
a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.
(b)
In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or on certificates of public officials.

Section 12.6
Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. Any Agent may make reasonable rules and set reasonable requirements for its functions.
Section 12.7
Legal Holidays. If a payment date for any payment made under this Indenture is not a Business Day, payment may be made on the next succeeding Business Day, and no interest shall accrue for the intervening period. To the extent the date of delivery of any document required to be delivered pursuant to any provision of this Indenture falls on a day that is not a Business Day, the applicable required date of delivery shall be deemed to be the next succeeding day that is a Business Day.
Section 12.8
No Recourse Against Others. None of the past, present, or future managers, managing directors, directors, officers, employees, incorporators, or securityholders of the Issuer or any Subsidiary or Affiliate of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes, this Indenture, the Security Documents, or the Intercreditor Agreement or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Section 12.9
Counterparts.
(a)
This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or electronic format (e.g., “.pdf” or “.tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (e.g., “.pdf” or “.tif”) shall be deemed to be their original signatures for all purposes.
(b)
Unless otherwise provided herein or in the Notes, the words “execute,” “execution,” “signed,” “signature,” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Notes, or any of the transactions contemplated hereby (including amendments, waivers, consents, and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act.
Section 12.10
Governing Law; Waiver of Jury Trial; Consent to Jurisdiction.

(a)
THIS INDENTURE AND THE NOTES, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
(b)
THE COMPANY, THE TRUSTEE, THE COLLATERAL AGENT, AND EACH HOLDER (BY THEIR ACCEPTANCE OF THE NOTES) EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
(c)
Any legal suit, action, or proceeding arising out of or based upon this Indenture, the Notes, or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case, located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action, or proceeding. Service of any process, summons, notice, or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action, or other proceeding brought in any such court. The Issuer, the Trustee, the Collateral Agent, and the Holders (by their acceptance of the Notes) each hereby irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action, or other proceeding has been brought in an inconvenient forum.
Section 12.11
No Adverse Interpretation of Other Agreements. This Indenture and the Notes may not be used to interpret another indenture, loan, or debt agreement of the Issuer or a Subsidiary or other Affiliate of the Issuer. Any such indenture, loan, or debt agreement may not be used to interpret this Indenture or the Notes.
Section 12.12
Successors. All agreements of the Issuer in this Indenture and the Notes shall bind its successor. All agreements of the Trustee and Collateral Agent in this Indenture shall bind its respective successor.
Section 12.13
Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 12.14
Table of Contents, Headings, Etc. The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 12.15
Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes, pandemics, epidemics or other public health emergencies, acts of God, and interruptions, loss, or malfunctions of utilities, communications, or computer (software and hardware) services, it being understood that the Trustee shall use reasonable best efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 12.16
U.S.A. Patriot Act. The parties hereto acknowledge that, in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

PHOENIX ENERGY ONE, LLC

By: /s/ Curtis Allen
Name: Curtis Allen
Title: Chief Financial Officer

Odyssey Transfer and Trust Company, as Trustee and Collateral Agent

By: /s/ Becky Paulson
Name: Becky Paulson
Title: President

[Signature Page to Indenture]

EXHIBIT A

Form of Cash Interest Note

[Attached]

[FACE OF NOTE]

PHOENIX ENERGY ONE, LLC

_____% Senior Subordinated Junior Lien Notes due 20__

Principal Amount of Notes: $_____

Set Put Interval: _____ months

PHOENIX ENERGY ONE, LLC, a Delaware limited liability company, promises to pay ____________________________________________, or registered assigns, the principal sum of ____________________________________________ DOLLARS on ______________, 20__.

Interest Payment Dates: The tenth day of each month.

Record Dates: The Business Day preceding an Interest Payment Date.

Additional provisions of this Note are set forth on the other side of this Note.

Dated: _______________

PHOENIX ENERGY ONE, LLC

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

ODYSSEY TRANSFER AND TRUST COMPANY,
as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

_____% Senior Subordinated Junior Lien Notes due 20__

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)
Interest. Phoenix Energy One, LLC, a Delaware limited liability company (the “Issuer”), promises to pay or cause to be paid interest on the principal amount of this Note at the rate per annum shown above. The Issuer will pay interest, if any, on this Note monthly in arrears in cash on the tenth day of each month, or if any such day is not a Business Day, on the immediately preceding Business Day (each, an “Interest Payment Date”). Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or, if no interest has been paid, from the date of issuance of this Note. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
(2)
Method of Payment. The Issuer will pay interest on this Note (except defaulted interest), if any, to the Persons who are registered Holders of this Note at the close of business on the Business Day immediately preceding each Interest Payment Date (such date, a “Record Date”) unless this Note is canceled, repurchased, or redeemed after a Record Date and on or before the related Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. If the Holder of this Note has given wire transfer instructions to the Issuer or the Paying Agent, the Paying Agent will distribute the payments received of principal of and, if applicable, interest and premium, if any, on this Note in accordance with those instructions. Distribution of all other payments on this Note will be made at the office or agency of the Paying Agent unless the Issuer elects to make interest payments through the Paying Agent by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
(3)
Paying Agent and Registrar. Initially, the Issuer will act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without prior notice to the Holders. The Issuer or any of its Subsidiaries or Affiliates may act as Paying Agent or Registrar.
(4)
Indenture. The Issuer issued this Note under an indenture, dated as of July 7, 2026 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, the Trustee, and the Collateral Agent. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are senior subordinated junior lien obligations of the Issuer. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.
(5)
Optional Redemption.
(a)
The Issuer may redeem this Note, at its option, in whole at any time or in part from time to time, upon delivering a notice of redemption as described in Section 3.3 of the Indenture,

at a redemption price equal to the principal amount of this Note being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of the redemption.
(b)
Any redemption of this Note or any portion hereof may, at the Issuer’s discretion, be subject to one or more conditions precedent. If such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur. The Issuer may modify any such redemption notice or rescind it in the event that any or all such conditions precedent shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date as so delayed (which may exceed 60 days from the date of the redemption notice in such case). In addition, such notice of redemption may be extended, if such conditions precedent have not been satisfied or waived by the Issuer, by providing notice to the Holder of this Note.
(c)
Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
(d)
Any redemption pursuant to this Paragraph 5 will be made pursuant to the provisions of Article III of the Indenture.
(1)
Mandatory Redemption; Repurchase at the Option of the Holders.

(a) Subject to the provisions of the Intercreditor Agreement and Article X of the Indenture, from the initial issuance of this Note until the Set Put Date immediately preceding maturity of this Note, the Holder may require the Issuer to redeem all or a portion of this Note (subject to a minimum denomination of $1,000) on the Wednesday on or immediately preceding a Set Put Date, beginning with the first Set Put Date following the initial issuance of this Note, at a price equal to 100% of the aggregate principal amount of this Note being redeemed, plus the amount of interest that would have accrued on such principal amount of this Note from, and including, the most recent Interest Payment Date to, but excluding, the Set Put Date; provided that the Issuer will not be required to redeem any Notes at any time when the Issuer or any of its Subsidiaries or Affiliates is prohibited by law or contract from doing so. A request for redemption on a Set Put Date must be given to the Issuer on the Issuer’s website at https://invest.phoenixenergy.com or through any other electronic or physical means acceptable to the Issuer in its sole discretion at least 30 calendar days but no more than 45 calendar days prior to the next succeeding Set Put Date. If the Issuer does not receive notice from the Holder by such date, the Issuer will be under no obligation to redeem the Holder’s Notes in accordance with this provision on the next succeeding Set Put Date and the Notes will remain outstanding. If the payment date with respect to a Set Put Date is not a Business Day, the Issuer will make payment on the next succeeding Business Day, and no additional interest will accrue as a result.

(b) Subject to the provisions of the Intercreditor Agreement and Article X of the Indenture, the Holder may request, in whole at any time and in part from time to time, by written notice to the Issuer, that the Issuer redeem this Note at a redemption price equal to 95.0% of the principal amount of this Note being redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption; provided that the Issuer will not be required to redeem any

Notes at any time when the Issuer or any of its Subsidiaries or Affiliates is prohibited by law or contract from doing so; provided further that the Issuer will not be required to redeem Notes in an amount that exceeds, in any calendar year, 10.0% of the aggregate principal amount of the Notes issued and outstanding as of the first day of the calendar quarter in which such request is made (the “10% Limit”). The principal amount of any Notes held by the Issuer’s directors, executive officers, or their respective family members during any calendar year will not be included in calculating the 10% Limit with respect to any other Holders for such calendar year.

(c) Any redemption pursuant to this Paragraph 6 will be made pursuant to the provisions of Section 3.8 of the Indenture.

(d) The Issuer is not otherwise required to make mandatory redemption or sinking fund payments with respect to the Notes. The Issuer will also not be required to offer to purchase any Notes with the proceeds of asset sales, in the event of a change of control, or otherwise.

(6)
Denominations, Transfer, Exchange. This Note was issued in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. For the avoidance of doubt, the principal amount of this Note may from time to time be in an amount other than a minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof as a result of redemptions and repurchases of the principal amount of this Note not prohibited by the Indenture. The Notes may not be transferred or exchanged without the prior written consent of the Issuer, which consent may be withheld in the Issuer’s sole discretion. The transfer of Notes may be registered and Notes may be exchanged only as provided in the Indenture. If a transfer of Notes is consented to in writing by the Issuer, a Holder may not transfer any Note until the Registrar has received, among other things, appropriate endorsements and transfer documents and any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.
(7)
Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.
(8)
Discharge and Defeasance. Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposits in trust with the Trustee money or U.S. Government Obligations (sufficient, without reinvestment, in the opinion of a nationally recognized certified public accounting firm) for the payment of principal, premium, if any, and interest, if any, on the Notes to redemption or maturity, as the case may be.
(9)
Amendment, Supplement, and Waiver. The Indenture and the Notes may be amended or waived as set forth in Article IX of the Indenture.
(10)
Defaults and Remedies. Events of Default shall be as set forth in Article VI of the Indenture.
(11)
Subordination. Payment of principal of and premium, if any, and interest, if any, on the Notes is subordinated to the prior payment in full of all Senior Debt on the terms provided in the Indenture.

(1)
Trustee and Collateral Agent Dealings with Issuer. The Trustee or the Collateral Agent, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or an Affiliate of the Issuer with the same rights it would have if it were not the Trustee or the Collateral Agent, as the case may be.
(2)
No Recourse Against Others. None of the past, present, or future managers, managing directors, directors, officers, employees, incorporators, or securityholders of the Issuer or any Subsidiary or Affiliate of the Issuer, as such, will have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
(3)
Authentication. A Certificated Note will not be valid until authenticated by the signature of the Trustee (or an authenticating agent acting on its behalf).
(4)
Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(12)
Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
(13)
Successor Entity. When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and all other conditions of the Indenture are satisfied, the predecessor entity shall be released from those obligations.

Notices. The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made as provided in Section

EXHIBIT B

Form of Compound Interest Note

[Attached]

[FACE OF NOTE]

PHOENIX ENERGY ONE, LLC

_____% Senior Subordinated Junior Lien Notes due 20__

Initial Principal Amount of Notes: $_____

Set Put Interval: _____ months

PHOENIX ENERGY ONE, LLC, a Delaware limited liability company, promises to pay ____________________________________________, or registered assigns, the principal sum of ____________________________________________ DOLLARS (which principal amount will be increased as provided for herein) on ______________, 20__.

Interest Payment Dates: Interest on this Note accrues and compounds daily from and including the date of initial issuance and will be payable upon the maturity or earlier redemption of the Note.

Record Dates: The close of business on the Business Day immediately preceding the maturity date or redemption date of this Note, as applicable.

Additional provisions of this Note are set forth on the other side of this Note.

Dated: _______________

PHOENIX ENERGY ONE, LLC

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

ODYSSEY TRANSFER AND TRUST COMPANY,
as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

_____% Senior Subordinated Junior Lien Notes due 20__

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(14)
Interest. Phoenix Energy One, LLC, a Delaware limited liability company (the “Issuer”), promises to pay or cause to be paid interest on the principal amount of this Note at the rate per annum shown above. Interest on this Note will accrue and compound daily from and including the date of initial issuance to, but excluding, the applicable repayment date. Interest will be computed on the basis of a 365-day year and actual days elapsed. Interest will be paid by adding such interest to the then-outstanding principal amount of this Note and will be payable upon maturity or earlier redemption of this Note.
(15)
Method of Payment. The Issuer will pay amounts due on this Note to the Persons who are registered Holders of this Note at the close of business on the Business Day immediately preceding the maturity date or redemption date, as applicable (such date, a “Record Date”). Holders must surrender Notes to a Paying Agent to collect principal payments. If the Holder of this Note has given wire transfer instructions to the Issuer or the Paying Agent, the Paying Agent will distribute the payments received of principal of and, if applicable, interest and premium, if any, on this Note in accordance with those instructions. Distribution of all other cash payments on this Note will be made at the office or agency of the Paying Agent unless the Issuer elects to make payments through the Paying Agent by check mailed to the Holders at their addresses set forth in the register of Holders. Cash payments will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
(16)
Paying Agent and Registrar. Initially, the Issuer will act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without prior notice to the Holders. The Issuer or any of its Subsidiaries or Affiliates may act as Paying Agent or Registrar.
(17)
Indenture. The Issuer issued this Note under an indenture, dated as of July 7, 2026 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, the Trustee, and the Collateral Agent. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are senior subordinated junior lien obligations of the Issuer. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.
(18)
Optional Redemption.
(a)
The Issuer may redeem this Note, at its option, in whole at any time or in part from time to time, upon delivering a notice of redemption as described in Section 3.3 of the Indenture, at a redemption price equal to the principal amount of this Note being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of the redemption.

(b)
Any redemption of this Note or any portion hereof may, at the Issuer’s discretion, be subject to one or more conditions precedent. If such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur. The Issuer may modify any such redemption notice or rescind it in the event that any or all such conditions precedent shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date as so delayed (which may exceed 60 days from the date of the redemption notice in such case). In addition, such notice of redemption may be extended, if such conditions precedent have not been satisfied or waived by the Issuer, by providing notice to the Holders of this Note.
(c)
Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
(d)
Any redemption pursuant to this Paragraph 5 will be made pursuant to the provisions of Article III of the Indenture.
(2)
Mandatory Redemption; Repurchase at the Option of the Holders.

(a) Subject to the provisions of the Intercreditor Agreement and Article X of the Indenture, from the initial issuance of this Note until the Set Put Date immediately preceding maturity of this Note, the Holder may require the Issuer to redeem all or a portion of this Note (subject to minimum denomination of $1,000) on the Wednesday on or immediately preceding the Set Put Date for this Note, beginning with the first Set Put Date for the applicable Set Put Interval following the initial issuance of this Note, at a price equal to 100% of the aggregate principal amount of this Note being redeemed, plus accrued and unpaid interest thereon from, and including, the date of issuance to, but excluding, the repayment date; provided that the Issuer will not be required to redeem any Notes at any time when the Issuer or any of its Subsidiaries or Affiliates is prohibited by law or contract from doing so. A request for redemption on a Set Put Date must be given to the Issuer on the Issuer’s website at https://invest.phoenixenergy.com or through any other electronic or physical means acceptable to the Issuer in its sole discretion at least 30 calendar days but no more than 45 calendar days prior to the next succeeding Set Put Date. If the Issuer does not receive notice from the Holder by such date, the Issuer will be under no obligation to redeem the Holder’s Notes in accordance with this provision on the next succeeding Set Put Date and the Notes will remain outstanding. If the payment date with respect to a Set Put Date is not a Business Day, the Issuer will make payment on the next succeeding Business Day, and no additional interest will accrue as a result.

(b) Subject to the provisions of the Intercreditor Agreement and Article X of the Indenture, the Holder may request, in whole at any time and in part from time to time, by written notice to the Issuer, that the Issuer redeem this Note at a redemption price equal to 95.0% of the principal amount of this Note being redeemed, plus accrued and unpaid interest, if any, thereon, to, but excluding, the date of redemption; provided that the Issuer will not be required to redeem any Notes at any time when the Issuer or any of its Subsidiaries or Affiliates is prohibited by law or contract from doing so; provided further that the Issuer will not be required to redeem Notes in an amount that exceeds, in any calendar year, 10.0% of the aggregate principal amount of the

Notes issued and outstanding as of the first day of the calendar quarter in which such request is made (the “10% Limit”). The principal amount of any Notes held by the Issuer’s directors, executive officers, or their respective family members during any calendar year will not be included in calculating the 10% Limit with respect to any other Holders for such calendar year.

(c) Any redemption pursuant to this Paragraph 6 will be made pursuant to the provisions of Section 3.8 of the Indenture.

(d) The Issuer is not otherwise required to make mandatory redemption or sinking fund payments with respect to the Notes. The Issuer will also not be required to offer to purchase any Notes with the proceeds of asset sales, in the event of a change of control, or otherwise.

(19)
Denominations, Transfer, Exchange. This Note was issued in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. For the avoidance of doubt, the principal amount of this Note may from time to time be in an amount other than a minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof as a result of redemptions and repurchases of the principal amount of this Note not prohibited by the Indenture or the payment of interest on this Note by adding such interest to the then-outstanding principal amount of this Note. The Notes may not be transferred or exchanged without the prior written consent of the Issuer, which consent may be withheld in the Issuer’s sole discretion. The transfer of Notes may be registered and Notes may be exchanged only as provided in the Indenture. If a transfer of Notes is consented to in writing by the Issuer, a Holder may not transfer any Note until the Registrar has received, among other things, appropriate endorsements and transfer documents and any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.
(20)
Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.
(21)
Discharge and Defeasance. Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposits in trust with the Trustee money or U.S. Government Obligations (sufficient, without reinvestment, in the opinion of a nationally recognized certified public accounting firm) for the payment of principal, premium, if any, and interest, if any, on the Notes to redemption or maturity, as the case may be.
(22)
Amendment, Supplement, and Waiver. The Indenture and the Notes may be amended or waived as set forth in Article IX of the Indenture.
(23)
Defaults and Remedies. Events of Default shall be as set forth in Article VI of the Indenture.
(24)
Subordination. Payment of principal of and premium, if any, and interest, if any, on the Notes is subordinated to the prior payment in full of all Senior Debt on the terms provided in the Indenture.

(5)
Trustee and Collateral Agent Dealings with Issuer. The Trustee or the Collateral Agent, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or an Affiliate of the Issuer with the same rights it would have if it were not the Trustee or the Collateral Agent, as the case may be.
(6)
No Recourse Against Others. None of the past, present, or future managers, managing directors, directors, officers, employees, incorporators, or securityholders of the Issuer or any Subsidiary or Affiliate of the Issuer, as such, will have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
(7)
Authentication. A Certificated Note will not be valid until authenticated by the signature of the Trustee (or an authenticating agent acting on its behalf).
(8)
Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(25)
Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
(26)
Successor Entity. When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and all other conditions of the Indenture are satisfied, the predecessor entity shall be released from those obligations.
(27)
Notices. The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made as provided in Section 12.2 of the Indenture.

Exhibit 10.1

JUNIOR LIEN INTERCREDITOR AGREEMENT

Among

PHOENIX ENERGY ONE, LLC,
as Company,

PHOENIX OPERATING LLC,

as the Borrower,

the other Grantors party hereto,

FORTRESS CREDIT CORP.,

as First Lien Collateral Agent,

ODYSSEY TRANSFER AND TRUST COMPANY,

as the Notes Collateral Agent and the Notes Indenture Trustee

dated as of July 7, 2026

JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of July 7, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), PHOENIX ENERGY ONE, LLC, a Delaware limited liability company (the “Company”), PHOENIX OPERATING LLC, a Delaware limited liability company (the “Borrower”), the other Grantors from time to time party hereto, FORTRESS CREDIT CORP., in its capacity as collateral agent for the First Lien Secured Parties under the First Lien Intercreditor Agreement (in such capacity, together with any successor collateral agent and permitted assignees, the “First Lien Collateral Agent”), and ODYSSEY TRANSFER AND TRUST COMPANY, in its capacity as collateral agent for the Notes Secured Parties under the Notes Indenture (in such capacity and together with any successor collateral agent and permitted assignees in such capacity, the “Notes Collateral Agent”) and in its capacity as trustee for the Notes Secured Parties under the Notes Indenture (in such capacity and together with any successor trustee and permitted assignees in such capacity, the “Notes Indenture Trustee” with the Notes Collateral Agent, collectively, the “Notes Indenture Representatives”).

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the First Lien Collateral Agent (for itself and on behalf of the other First Lien Secured Parties) and the Notes Indenture Representatives (each for itself and on behalf of the Notes Secured Parties) agree as follows:

Article I

Definitions
Section 1.01
Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the First Lien Intercreditor Agreement or, if not defined in the First Lien Intercreditor Agreement but defined in the UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code, as amended or any similar federal or state law for the relief of debtors.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Collateral” means the First Lien Collateral and the Notes Collateral.

“Collateral Documents” means the First Lien Collateral Documents and the Notes Collateral Documents.

“Debt Facility” means any First Lien Documents and any Notes Indenture.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge of First Lien Obligations” means the “Discharge of Secured Obligations” as such term is defined in the First Lien Intercreditor Agreement.

“First Lien” means the Liens on the First Lien Collateral in favor of the First Lien Secured Parties under the First Lien Collateral Documents.

“First Lien Collateral” means the “Collateral” (or term of similar import) as defined in the First Lien Intercreditor Agreement or any other assets of the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a First Lien Collateral Document as security for any First Lien Obligations.

“First Lien Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor First Lien Collateral Agent under the First Lien Intercreditor Agreement.

“First Lien Collateral Documents” means the Security Instruments and the other “Collateral Documents” (or term of similar import) as defined in the First Lien Intercreditor Agreement and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by the Borrower or any other Grantor for purposes of providing collateral security for any First Lien Obligation.

“First Lien Documents” means the First Lien Intercreditor Agreement and all “Principal Agreements” and “Collateral Documents” as such terms are defined in the First Lien Intercreditor Agreement.

“First Lien Exclusive Collateral” means all Collateral, other than Shared Collateral.

“First Lien Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of August 12, 2024, among the Company (as successor to Phoenix Capital Group Holdings, LLC), Phoenix Operating LLC, each other Grantor party thereto, Fortress Credit Corp., as Collateral Agent and Administrative Agent, and the other parties thereto, as the same may be amended, restated, supplemented or otherwise modified, or replaced with the consent of the First Lien Collateral Agent and the Grantors, from time to time.

“First Lien Obligations” means all “Secured Obligations” as such term is defined in the First Lien Intercreditor Agreement.

“First Lien Secured Parties” means the present and future “Secured Parties” as defined in the First Lien Intercreditor Agreement.

“Grantors” means the Company, the Borrower and each of their respective Subsidiaries or any other direct or indirect parent company of the Borrower which has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations. The Grantors existing on the date hereof are listed on the signature pages hereto as Grantors.

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“Insolvency or Liquidation Proceeding” means:

(1)
any case or proceeding commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;
(2)
any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
(3)
any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Junior Lien” means the Liens on the Notes Collateral in favor of Notes Secured Parties under Notes Collateral Documents.

“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a deed of trust, mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, (i) the Company and its Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing and (ii) in no event shall an operating lease be deemed to be a Lien.

“Notes Collateral” means all of the assets of the Company, the Borrower or any Grantor with respect to which a Lien is granted as security for the Notes Obligations pursuant to the Notes Collateral Documents.

“Notes Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor Notes Collateral Agent resulting from successors as collateral agent under the Notes Indenture.

“Notes Collateral Documents” means the Notes Documents executed and delivered by the Company, the Borrower or any Grantor for purposes of providing collateral security for the Notes Obligations.

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“Notes Documents” means (a) the Notes Indenture, including any supplemental indentures thereto, (b) the second lien notes issued thereunder (including any additional notes, exchange notes, fungible notes, reopened series, or incremental notes issued pursuant to the Notes Indenture or any supplemental indenture thereto) and (c) any security documents and other operative agreements evidencing or governing such Indebtedness, including any agreement entered into for the purpose of securing the Notes Obligations.

“Notes Indenture” means that certain Indenture, dated as of July 7, 2026, between the Company and the Notes Indenture Trustee, as trustee and collateral agent, and the other parties thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time, including by means of any supplemental indenture providing for the issuance of additional notes, fungible notes, reopened series, or other incremental issuances thereunder.

“Notes Indenture Representatives” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Notes Indenture Trustee” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor Notes Indenture Trustee resulting from successors as trustee under the Notes Indenture.

“Notes Obligations” means all amounts owing pursuant to the terms of the Notes Documents, including the notes issued under the Notes Indenture, including, without limitation, the obligation (including guarantee obligations) to pay principal, interest (including interest that accrues after the commencement of a Bankruptcy Case, regardless of whether such interest is an allowed claim under such Bankruptcy Case) reimbursement obligations, charges, expenses, fees, attorneys' costs, indemnities and other amounts payable by a Grantor under any Notes Document, in each case whether in respect of the initial notes issued under the Notes Indenture or any additional notes, fungible notes, reopened series, or incremental issuances under the Notes Indenture or any supplemental indenture thereto.

“Notes Secured Parties” means the present and future holders of any Notes Obligations and the Notes Indenture Representatives.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral and any payment or distribution made in respect of Shared Collateral in a Bankruptcy Case and any amounts received by the First Lien Collateral Agent or any First Lien Secured Party from a Notes Secured Party in respect of Shared Collateral pursuant to this Agreement.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other

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indebtedness or enter into alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including, in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Responsible Officer” means the chief executive officer, president, executive vice president, chief financial officer, chief legal officer, principal accounting officer, treasurer or controller of a Grantor. Any document delivered hereunder that is signed by a Responsible Officer of a Grantor shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Grantor and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Grantor.

“Secured Obligations” means the First Lien Obligations and the Notes Obligations.

“Secured Parties” means the First Lien Secured Parties and the Notes Secured Parties.

“Shared Collateral” means First Lien Collateral which is also Notes Collateral.

“Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.

Section 1.02
Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, and definitions that are incorporated herein therefrom shall have the meanings herein taking into account the effect of such modifications (and with respect to the First Lien Intercreditor Agreement, applicable replacements), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

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Article II

Priorities and Agreements with Respect to Shared Collateral
Section 2.01
Lien Subordination. Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to the Notes Indenture Representatives or any Notes Secured Parties on the Shared Collateral or of any Liens granted to the First Lien Collateral Agent or any other First Lien Secured Party on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any Notes Document or any First Lien Document or any other circumstance whatsoever, the Notes Indenture Representatives, on behalf of themselves and each Notes Secured Party, hereby agree that (a) any Lien on the Shared Collateral securing any First Lien Obligations now or hereafter held by or on behalf of the First Lien Collateral Agent or any other First Lien Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing any Notes Obligations and (b) any Lien on the Shared Collateral securing any Notes Obligations now or hereafter held by or on behalf of the Notes Indenture Representatives, any Notes Secured Parties or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any First Lien Obligations. All Liens on the Shared Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing any Notes Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of the Borrower, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.
Section 2.02
Payment Subordination. The provisions of Article X of the Notes Indenture are intended for the benefit of, and will be enforceable as a third-party beneficiary by, the First Lien Collateral Agent and the First Lien Secured Parties, and are incorporated by reference into this Agreement mutatis mutandis for their benefit. Without limiting the generality of the foregoing, the First Lien Collateral Agent is irrevocably authorized to exercise, on behalf of the First Lien Secured Parties, all rights under Article X of the Notes Indenture granted to holders of “Senior Debt” (as such term is defined in the Notes Indenture) directly under Article X of the Notes Indenture or as incorporated herein, including in either case the right to deliver to the Notes Indenture Trustee a “Payment Blockage Notice” as defined in and contemplated by Section 10.3 of the Notes Indenture. Delivery of a Payment Blockage Notice by the First Lien Collateral Agent to the Notes Indenture Trustee pursuant to this Section shall constitute actual knowledge on the part of the Notes Indenture Trustee of the applicable payment prohibition for all purposes under Article X of the Notes Indenture directly or as incorporated herein, including without limitation the obligation to hold prohibited payments in trust and deliver them to holders of Senior Debt pursuant to Section 10.3 of the Notes Indenture. The First Lien Collateral Agent shall have the right to deliver a written notice to the Notes Indenture Trustee at any time upon the cure or waiver of the default that gave rise to a Payment Blockage Notice delivered pursuant to this Section. The Grantors and the Notes Indenture Representatives shall comply with Article X of the Notes Indenture as incorporated herein.

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Section 2.03
Nature of Senior Lender Claims. The Notes Indenture Representatives, on behalf of themselves and each Notes Secured Party, acknowledge that (a) the terms of the First Lien Documents and the First Lien Obligations may be amended, restated, supplemented or otherwise modified, and the First Lien Obligations, or a portion thereof, may be Refinanced from time to time and (b) the aggregate amount of the First Lien Obligations may be increased, in each case, without notice to or consent by the Notes Indenture Representatives or the Notes Secured Parties and without affecting the provisions hereof. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of either the First Lien Obligations or the Notes Obligations, or any portion thereof.
Section 2.04
Prohibition on Contesting Liens. The Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, agree that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any First Lien Obligations held (or purported to be held) by or on behalf of the First Lien Collateral Agent or any of the other First Lien Secured Parties or other agent or trustee therefor in any First Lien Collateral, and the First Lien Collateral Agent, for itself and on behalf of each First Lien Secured Party, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Notes Obligations held (or purported to be held) by or on behalf of the Notes Indenture Representatives or any of the Notes Secured Parties in the Notes Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of the First Lien Collateral Agent to enforce this Agreement (including the priority of the Liens securing the First Lien Obligations as provided in Section 2.01) or any of the First Lien Documents.
Section 2.05
No Other Liens. The parties hereto agree that, so long as the Discharge of First Lien Obligations has not occurred, (a) none of the Grantors shall, or shall permit any of its Subsidiaries to, grant or permit any Lien on any asset to secure any Notes Obligation, or take any action to perfect any additional Liens, unless such Grantor has granted, or concurrently therewith grants, a Lien on such asset to secure the First Lien Obligations and has taken all actions required to perfect such Liens and (b) if the Notes Indenture Representatives shall hold any Lien on any assets intended to be Shared Collateral securing any Notes Obligations that are not also subject to the First Lien in respect of the First Lien Obligations, the Notes Indenture Representatives shall notify the First Lien Collateral Agent promptly in writing upon becoming aware thereof and, upon demand by the First Lien Collateral Agent or the Borrower, will either (i) release such Lien or (ii) assign such Lien to the First Lien Collateral Agent (and/or its designee) as security for the applicable First Lien Obligations (and, in the case of an assignment, the Notes Indenture Representatives may retain a junior lien on such assets subject to the terms hereof) and until such Lien is released or assigned as provided in this sentence, the Notes Indenture Representatives shall be deemed to also hold and have held such Lien for the benefit of the First Lien Collateral Agent and the other First Lien Secured Parties as security for the First Lien Obligations. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the First Lien Collateral Agent or any other First Lien Secured Party, the Notes Indenture Representatives agrees, for itself and on behalf of

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the other Notes Secured Parties, that any amounts received by or distributed to any Notes Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.05 shall be subject to Section 4.02.
Section 2.06
Perfection of Liens. Except for the limited agreements of the First Lien Collateral Agent pursuant to Section 5.05 hereof, none of the First Lien Collateral Agent or the First Lien Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Notes Indenture Representatives or the Notes Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Lien Secured Parties and the Notes Secured Parties and shall not impose on the First Lien Collateral Agent, the First Lien Secured Parties, the Notes Indenture Representatives, the Notes Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.
Section 2.07
First Lien Exclusive Collateral. The Notes Indenture Representatives, on behalf of the applicable Notes Secured Parties, (a) acknowledge and agree that it shall not have or assert a Lien on any First Lien Exclusive Collateral, and (b) that it shall not, and hereby waives any right to, (i) contest, or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity or enforceability of any Lien of any First Lien Secured Parties on such First Lien Exclusive Collateral; or (ii) demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or similar right in respect of such First Lien Exclusive Collateral. Notwithstanding the foregoing, each of the Secured Parties understands and agrees that (x) with respect to the First Lien Exclusive Collateral, the First Lien Secured Parties have Liens thereon and, until the Discharge of First Lien Obligations, the First Lien Secured Parties shall have First Liens in First Lien Exclusive Collateral. The Notes Secured Parties hereby consent to the granting of Liens on the First Lien Exclusive Collateral to the First Lien Secured Parties pursuant to the First Lien Collateral Documents.
Article III

Enforcement
Section 3.01
Exercise of Remedies.
(a)
So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, (i) neither the Notes Indenture Representatives nor any Notes Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Notes Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other First Lien Collateral by the First Lien Collateral Agent or any First Lien Secured Party in respect of the First Lien Obligations, the exercise of any right by the First Lien Collateral Agent or any First Lien Secured Party (or any agent or sub-agent on their behalf) in respect of the First Lien Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the First Lien Collateral Agent or any First

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Lien Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the First Lien Documents or otherwise in respect of the First Lien Collateral or the First Lien Obligations, or (z) object to the forbearance by the First Lien Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of First Lien Obligations and (ii) the First Lien Collateral Agent shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid debt on behalf of the First Lien Secured Parties) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral without any consultation with or the consent of the Notes Indenture Representatives or any Notes Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, the Notes Indenture Representatives may file a claim or statement of interest with respect to the Notes Obligations under the Notes Indenture, (B) the Notes Indenture Representatives may take any action (not adverse to the prior Liens on the Shared Collateral securing the First Lien Obligations or the rights of the First Lien Collateral Agent or the First Lien Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) the Notes Indenture Representatives and the Notes Secured Parties may exercise their rights and remedies as unsecured creditors, to the extent provided in Section 5.04 and not otherwise prohibited by or inconsistent with the terms of this Agreement, (D) the Notes Secured Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Notes Secured Parties or the avoidance of any Notes Obligations to the extent not inconsistent with the terms of this Agreement, and (E) from and after the Discharge of First Lien Obligations, the Notes Indenture Representatives may exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Notes Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure). For the avoidance of doubt, neither the Notes Indenture Representatives nor any Notes Secured Party shall have the right to credit bid the Notes Obligations with respect to any Shared Collateral or any other Collateral, whether pursuant to Section 363(k) of the Bankruptcy Code, Section 9-610 of the Uniform Commercial Code or otherwise. In exercising rights and remedies with respect to the First Lien Collateral, the First Lien Collateral Agent and the First Lien Secured Parties may enforce the provisions of the First Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.
(b)
So long as the Discharge of First Lien Obligations has not occurred, the Notes Indenture Representatives, on behalf of themselves and each Notes Secured Party, agree that they will not, in the context of their role as secured creditor, take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Shared Collateral in respect of Notes Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of First Lien

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Obligations has occurred, the sole right of the Notes Indenture Representatives and the Notes Secured Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Notes Obligations pursuant to the Notes Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred.
(c)
Subject to the proviso in clause (ii) of Section 3.01(a), (i) the Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, agree that neither the Notes Indenture Representatives nor any such Notes Secured Party will take any action that would hinder any exercise of remedies undertaken by the First Lien Collateral Agent or any First Lien Secured Party with respect to the Shared Collateral under the First Lien Documents, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) the Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, hereby waive any and all rights it or any such Notes Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the First Lien Collateral Agent or the First Lien Secured Parties seek to enforce or collect the First Lien Obligations or the Liens granted on any of the First Lien Collateral, regardless of whether any action or failure to act by or on behalf of the First Lien Collateral Agent or any other First Lien Secured Party is adverse to the interests of the Notes Secured Parties.
(d)
The Notes Indenture Representatives hereby acknowledge and agree that no covenant, agreement or restriction contained in any Notes Document shall be deemed to restrict in any way the rights and remedies of the First Lien Collateral Agent or the First Lien Secured Parties with respect to the First Lien Collateral as set forth in this Agreement and the First Lien Documents.
(e)
The First Lien Collateral Agent shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of First Lien Obligations, the Notes Indenture Representatives shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and the Notes Indenture Representatives shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Notes Secured Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Notes Indenture Representatives, or for the taking of any other action authorized by the Notes Collateral Documents; provided, however, that nothing in this Section 3.01(e) shall impair the right of the Notes Indenture Representatives or other agent or trustee acting on behalf of the Notes Secured Parties to take such actions with respect to the Collateral after the Discharge of First Lien Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Notes Secured Parties or the Notes Obligations.
Section 3.02
Cooperation. Subject to the proviso in clause (ii) of Section 3.01(a), the Notes Indenture Representatives, on behalf of themselves and each Notes Secured Party, agree that, unless and until the Discharge of First Lien Obligations has occurred, they will not commence, or join with any Person (other than the First Lien Secured Parties and the First Lien Collateral Agent upon the request of the First Lien Collateral Agent) in commencing, any enforcement,

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collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Notes Documents or otherwise in respect of the Notes Obligations.
Section 3.03
Actions upon Breach. Should the Notes Indenture Representatives or any Notes Secured Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, the First Lien Collateral Agent or other First Lien Secured Party (in its or their own name or in the name of the Borrower or any other Grantor) or the Borrower or any other Grantor may obtain relief against the Notes Indenture Representatives or such Notes Secured Party by injunction, specific performance or other appropriate equitable relief. The Notes Indenture Representatives, on behalf of themselves and each Notes Secured Party, hereby (i) agrees that the First Lien Secured Parties’ damages from the actions of the Notes Indenture Representatives or any Notes Secured Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Borrower, any other Grantor or the First Lien Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the First Lien Collateral Agent or any other First Lien Secured Party or the Borrower.
Article IV

Payments
Section 4.01
Application of Proceeds. So long as the Discharge of First Lien Obligations has not occurred, the Shared Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies, shall be applied by the First Lien Collateral Agent to the First Lien Obligations in such order as specified in the relevant First Lien Documents (including the First Lien Intercreditor Agreement) until the Discharge of First Lien Obligations has occurred. Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall deliver, at the Borrower’s sole cost and expense, promptly to the Notes Indenture Representatives any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Notes Indenture Representatives to the Notes Obligations in such order as specified in the relevant Notes Documents.
Section 4.02
Payments Over. Unless and until the Discharge of First Lien Obligations has occurred, any Shared Collateral or Proceeds thereof, or any other payment, received by the Notes Indenture Representatives or any Notes Secured Party:

(a) at any time when the receipt thereof is not permitted by the Notes Indenture, including when prohibited by Section 10.3 of the Notes Indenture, or

(b) in connection with the exercise of any right or remedy (including setoff) relating to any Collateral (including when Section 3.01(b) applies), in connection with any distribution made in respect of any Collateral, or in any Insolvency or Liquidation Proceeding,

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shall be segregated and held in trust for the benefit of and forthwith paid over to the First Lien Collateral Agent for the benefit of the First Lien Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The First Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Notes Indenture Representatives or any such Notes Secured Party. This authorization is coupled with an interest and is irrevocable.

Article V

Other Agreements
Section 5.01
Releases.
(a)
The Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, agree that, in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the equity interests of any Subsidiary of the Borrower) or other event that causes any such item to no longer be Shared Collateral (including in connection with the First Lien Collateral Agent’s foreclosure upon, or the exercise of rights or remedies with respect thereto) other than a release granted upon or following the Discharge of First Lien Obligations, the Liens granted to the Notes Indenture Representatives and the Notes Secured Parties upon such Shared Collateral to secure Notes Obligations shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all First Liens granted upon such Shared Collateral to secure the First Lien Obligations; provided that, in the case of any such sale, transfer or other disposition of Shared Collateral or other event that causes any such item to no longer be Shared Collateral (other than any sale, transfer or other disposition or other event that causes any such item to no longer be Shared Collateral in connection with the enforcement or exercise of any rights or remedies by the First Lien Collateral Agent or any other First Lien Secured Party with respect to the Shared Collateral), the Liens granted to the Notes Indenture Representatives and the Notes Secured Parties shall not be so released if such release of First Lien Secured Parties’ Liens is granted upon or following the Discharge of First Lien Obligations. Upon delivery to the Notes Indenture Representatives of confirmation stating that any such termination and release of Liens securing the First Lien Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Notes Secured Parties and the Notes Indenture Representatives) and any necessary or proper instruments of termination or release prepared by the Borrower or any other Grantor, the Notes Indenture Representatives will promptly execute, deliver or acknowledge, at the Borrower’s or the other Grantor’s sole cost and expense, and without any representation or warranty by or recourse to the Notes Indenture Representatives, such instruments to evidence such termination and release of the Liens.
(b)
The Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, agree that, in the event of a sale, transfer or other disposition of any guarantor under the First Lien Documents or other event that causes any such Person to no longer be a guarantor (including in connection with the First Lien Collateral Agent’s foreclosure upon, or the exercise of rights or remedies with respect thereto) other than a release granted upon or following the Discharge of First Lien Obligations, any guarantees to the Notes Indenture Representatives and the Notes Secured Parties to guarantee Notes Obligations shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all

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such guarantees under the First Lien Documents; provided that, in the case of any such sale, transfer or other disposition of any guarantor or other event that causes any such Person to no longer be a guarantor other than a release granted upon or following the Discharge of First Lien Obligations, the guarantees made to the Notes Indenture Representatives and the Notes Secured Parties shall not be so released if such release of First Lien Secured Parties’ guarantees is made upon or following the Discharge of First Lien Obligations. Upon delivery to the Notes Indenture Representatives of a certification stating that any such termination and release of guarantees for the benefit of the First Lien Obligations has become effective (or shall become effective concurrently with such termination and release of the guarantee made to the Notes Secured Parties and the Notes Indenture Representatives) and any necessary or proper instruments of termination or release prepared by the Borrower or any other Grantor, the Notes Indenture Representatives will promptly execute, deliver or acknowledge, at the Borrower’s or the other Grantor’s sole cost and expense, and without any representation or warranty by or recourse to the Notes Indenture Representatives, such instruments to evidence such termination and release of the guarantee.
(c)
The Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, hereby irrevocably constitutes and appoints the First Lien Collateral Agent and any officer or agent of the First Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Notes Indenture Representatives or such Notes Secured Party or in the First Lien Collateral Agent’s own name, from time to time in the First Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of Section 5.01(a) and Section 5.01(b), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a) and Section 5.01(b), including any termination statements, endorsements or other instruments of transfer or release, without any representation or warranty by or recourse to the First Lien Collateral Agent.
(d)
Unless and until the Discharge of First Lien Obligations has occurred, the Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, hereby consents to the application of proceeds of Shared Collateral to the repayment of First Lien Obligations pursuant to the First Lien Documents (including the First Lien Intercreditor Agreement), provided that nothing in this Section 5.01(d) shall be construed to prevent or impair the rights of the Notes Indenture Representatives or the Notes Secured Parties to receive proceeds in connection with the Notes Obligations not otherwise in contravention of this Agreement.
(e)
Notwithstanding anything to the contrary in any Notes Collateral Document, in the event the terms of a First Lien Collateral Document and a Notes Collateral Document each require any Grantor (i) to make payment in respect of any item of Shared Collateral, (ii) to deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) to register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or,

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in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both the First Lien Collateral Agent and the Notes Indenture Representatives or Notes Secured Party, such Grantor may, until the applicable Discharge of First Lien Obligations has occurred, comply with such requirement under the Notes Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the First Lien Collateral Agent.
(f)
Notwithstanding anything to the contrary herein, the Borrower or any other Grantor may substitute, exchange or add any asset as Shared Collateral (including by granting Liens on new or additional assets to secure both the First Lien Obligations and the Notes Obligations), without the consent of the Notes Indenture Representatives or any Notes Secured Party, so long as (i) such substitution, exchange or addition is permitted under the First Lien Documents and the Notes Documents and (ii) the First Lien Collateral Agent has, prior to the Notes Indenture Representatives or any Notes Secured Party, a Lien on such substituted, exchanged or additional asset, with the priority relative to the Notes Obligations as set forth in this Agreement. The Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, agree to promptly execute and deliver such documents and instruments as may be reasonably necessary to evidence its Lien or the applicable priority on any substituted, exchanged or additional Shared Collateral and to effectuate the intent of this provision. For the avoidance of doubt, if after the Discharge of First Lien Obligations any such substitution, exchange or addition is permitted under the Notes Documents, the Borrower or any other Grantor may effect such substitution, exchange or addition without the consent of the First Lien Collateral Agent or any First Lien Secured Party.
(g)
Notwithstanding anything to the contrary herein, the Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, may release its Lien on any item of Shared Collateral securing the Notes Obligations if such release is permitted under the Notes Indenture and the other Notes Documents, without the consent of the First Lien Collateral Agent or any First Lien Secured Party; provided that (i) such release does not impair or otherwise adversely affect the Liens on such Shared Collateral securing the First Lien Obligations or the rights or remedies of the First Lien Collateral Agent or any other First Lien Secured Party with respect thereto, and (ii) such released asset shall, upon such release, cease to constitute Shared Collateral for all purposes of this Agreement (but shall continue to constitute First Lien Collateral to the extent provided in the First Lien Documents). Upon any such release, the Notes Indenture Representatives shall promptly notify the First Lien Collateral Agent in writing of such release and shall execute and deliver such documents and instruments as may be reasonably necessary to evidence such release.
Section 5.02
Insurance and Condemnation Awards. Unless and until the Discharge of First Lien Obligations has occurred, the First Lien Collateral Agent, for the benefit of the First Lien Secured Parties, shall have the sole and exclusive right, subject to the rights of the Grantors under the First Lien Documents, (a) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Grantor, (b) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (c) to approve any award granted in any condemnation or similar proceeding affecting the Shared

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Collateral. Unless and until the Discharge of First Lien Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of First Lien Obligations, to the First Lien Collateral Agent for the benefit of First Lien Secured Parties pursuant to the terms of the First Lien Documents (including the First Lien Intercreditor Agreement), (ii) second, after the occurrence of the Discharge of First Lien Obligations, to the Notes Indenture Representatives for the benefit of the Notes Secured Parties pursuant to the terms of the applicable Notes Documents and (iii) third, if no First Lien Obligations or Notes Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the Notes Indenture Representatives or any Notes Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the First Lien Collateral Agent in accordance with the terms of Section 4.02.
Section 5.03
Amendments to Debt Documents.
(a)
The First Lien Documents may be amended, restated, amended and restated, supplemented or otherwise modified in accordance with their terms, and the Indebtedness under the First Lien Documents may be Refinanced, in each case, without the consent of any Notes Secured Party.
(b)
Without the prior written consent of the First Lien Collateral Agent, no Notes Document may be amended, restated, amended and restated, supplemented or otherwise modified, or entered into, and no Indebtedness under the Notes Documents may be Refinanced, to the extent such amendment, restatement, supplement or modification or Refinancing, or the terms of such new Notes Document, would (i) contravene any provision of this Agreement, (ii) unless the resulting Indebtedness would otherwise expressly be permitted under the First Lien Documents, change to earlier dates, or add any additional dates of, any scheduled dates for payment of principal (including the final maturity date), mandatory redemptions or of interest on Indebtedness under such Notes Document, (iii) prohibit or in any way limit the Borrower or any Grantor from making any payments under or permitted under the First Lien Documents, (iv) increase the interest rate, fees or premiums payable thereunder, (v) add additional or more restrictive mandatory prepayments, covenants or events of default thereunder (other than covenants and events of default also added to the First Lien Documents at the election of the First Lien Collateral Agent), (vi) increase the principal amount of the Notes Obligations, or (vii) reduce the capacity to incur Indebtedness constituting First Lien Obligations.
(c)
The Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, agree that the Company and the Borrower must cause each Notes Collateral Document under the Notes Indenture to include the following language (or language to similar effect reasonably approved by the First Lien Collateral Agent):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Notes Indenture Representatives pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the First Lien Secured Parties (as defined in the Junior Lien Intercreditor Agreement referred to below), and (ii) the exercise of any right or remedy by the Notes Indenture Representatives hereunder is subject to the limitations and

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provisions of the Junior Lien Intercreditor Agreement dated as of July 7, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Junior Lien Intercreditor Agreement”), among Fortress Credit Corp., as First Lien Collateral Agent, Odyssey Transfer and Trust Company, as Notes Indenture Trustee and Notes Collateral Agent, the Borrower and each other Grantor party thereto from time to time. In the event of any conflict between the terms of the Junior Lien Intercreditor Agreement and the terms of this Agreement, the terms of the Junior Lien Intercreditor Agreement shall govern.”

(d)
In the event that the First Lien Collateral Agent enters into any amendment, waiver or consent in respect of any of the First Lien Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Collateral Document or changing in any manner the rights of the First Lien Collateral Agent, the First Lien Secured Parties, the Borrower or any other Grantor thereunder (including the release of any Liens in First Lien Collateral) in a manner that is applicable to all First Lien Documents, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Notes Collateral Document without the consent of the Notes Indenture Representatives or any Notes Secured Party and without any action by the Notes Indenture Representatives, the Borrower or any other Grantor; provided, however, that (i) no such amendment, waiver or consent shall (A) remove assets subject to the Junior Liens or release any such Liens, except to the extent that such release is permitted or required by Section 5.01(a) and provided that there is a concurrent release of the corresponding First Liens or (B) amend, modify or otherwise affect the rights or duties of the Notes Indenture Representatives in their role as Notes Indenture Representatives without its prior written consent and (ii) written notice of such amendment, waiver or consent shall have been given by the Borrower to the Notes Indenture Representatives within 10 Business Days after the effectiveness of such amendment, waiver or consent (provided that the failure to deliver any such notice pursuant to the terms hereof shall not have any effect on the effectiveness of such amendment, waiver or consent to each comparable Notes Collateral Document).
(e)
The Borrower agrees to deliver, to each of the First Lien Collateral Agent and the Notes Indenture Representatives copies of (i) any amendments, supplements or other modifications to the First Lien Documents or the Notes Documents and (ii) any new Notes Documents promptly after effectiveness thereof. For the avoidance of doubt, no fee letters constituting First Lien Documents shall be required to be disclosed to the Notes Indenture Representatives or any other Notes Secured Party.
Section 5.04
Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Notes Indenture Representatives and the Notes Secured Parties may exercise rights and remedies as unsecured creditors against the Borrower and any other Grantor in accordance with the terms of the Notes Documents and applicable law so long as such rights and remedies do not violate any provision of this Agreement and are not otherwise inconsistent with this Agreement and would not result in the commencement of any Insolvency or Liquidation Proceeding. Nothing in this Agreement shall prohibit the receipt by the Notes Indenture Representatives or any Notes Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Notes Documents so long as such receipt is not the direct or indirect result of the exercise in contravention of this Agreement by the Notes Indenture Representatives or any Notes Secured Party of rights or remedies as a secured creditor in respect

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of Shared Collateral (or the exercise of unsecured creditor rights against the Borrower or any other Grantor, to the extent such exercise would be in contravention of this Agreement). In the event the Notes Indenture Representatives or any Notes Secured Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Notes Obligations, such judgment lien shall be subordinated to the Liens securing First Lien Obligations on the same basis as the other Liens securing the Notes Obligations are so subordinated to such Liens securing First Lien Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the First Lien Collateral Agent or the First Lien Secured Parties may have with respect to the First Lien Collateral.
Section 5.05
Gratuitous Bailee for Perfection.
(a)
The First Lien Collateral Agent acknowledges and agrees that if it shall at any time hold a Lien securing any First Lien Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of the First Lien Collateral Agent, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall at any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, the First Lien Collateral Agent shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the Notes Indenture Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Notes Collateral Documents and subject to the terms and conditions of this Section 5.05.
(b)
In the event that the First Lien Collateral Agent (or its agents or bailees) has Lien filings against Intellectual Property that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, the First Lien Collateral Agent agrees to hold such Liens as sub-agent and gratuitous bailee for the Notes Indenture Representatives and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Notes Collateral Documents, subject to the terms and conditions of this Section 5.05.
(c)
Except as otherwise specifically provided herein, until the Discharge of First Lien Obligations has occurred, the First Lien Collateral Agent and the First Lien Secured Parties shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the First Lien Documents (including the First Lien Intercreditor Agreement) as if the Liens under the Notes Collateral Documents did not exist. The rights of the Notes Indenture Representatives and the Notes Secured Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.
(d)
The First Lien Collateral Agent and the First Lien Secured Parties shall have no obligation whatsoever to the Notes Indenture Representatives or any Notes Secured Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral,

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except as expressly set forth in this Section 5.05. The duties or responsibilities of the First Lien Collateral Agent under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as sub-agent and gratuitous bailee for the Notes Indenture Representatives for purposes of perfecting the Lien held by the Notes Indenture Representatives.
(e)
The First Lien Collateral Agent shall not have by reason of the Notes Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of the Notes Indenture Representatives or any Notes Secured Party, and the Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, hereby waive and releases the First Lien Collateral Agent from all claims and liabilities arising pursuant to the First Lien Collateral Agent’s roles under this Section 5.05 as sub-agents and gratuitous bailees with respect to the Shared Collateral.
(f)
Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall, at the Grantors’ request and sole cost and expense, (i) (A) deliver to the Notes Indenture Representatives, to the extent that it is legally permitted to do so (including subject to the terms of the First Lien Intercreditor Agreement), all Shared Collateral, including all proceeds thereof, held or controlled by the First Lien Collateral Agent or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) solely in the case of the First Lien Collateral Agent, authorize the Grantors to notify any applicable insurance carrier that the First Lien Collateral Agent is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Notes Indenture Representatives are entitled to approve any awards granted in such proceeding. The Borrower and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the First Lien Collateral Agent for loss or damage suffered by the First Lien Collateral Agent as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own willful misconduct or gross negligence. The First Lien Collateral Agent has no obligations to follow instructions from the Notes Indenture Representatives or any other Notes Secured Party in contravention of this Agreement.
(g)
Neither the First Lien Collateral Agent nor any other First Lien Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Borrower or any Grantor to the First Lien Collateral Agent or any First Lien Secured Party or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.
Section 5.06
Refinancings. If the Borrower or any Grantor consummates any Refinancing of any First Lien Obligations that would otherwise effect a Discharge of First Lien

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Obligations, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of First Lien Obligations). Notwithstanding anything to the contrary in this Agreement, upon any Refinancing of any First Lien Obligations, the provisions of this Agreement related to (i) the First Lien Collateral Agent shall apply to any successor First Lien Collateral Agent resulting from such Refinancing automatically and without further action by any party (including, for the avoidance of doubt, without any joinder, amendment, or supplement to this Agreement), and any successor First Lien Collateral Agent shall succeed to all of the rights, powers, and obligations of the "First Lien Collateral Agent" hereunder, (ii) the holders of such First Lien Obligations as a result of the Refinancing shall automatically constitute "First Lien Secured Parties" hereunder, (iii) the documents governing such Refinanced First Lien Obligations following such Refinancing shall automatically constitute "First Lien Documents" hereunder, (iv) the obligations under such First Lien Documents shall automatically constitute "First Lien Obligations" hereunder, and (v) the Liens securing such Refinanced First Lien Obligations shall have the same priority vis-à-vis the Notes Obligations as the original First Lien Obligations had immediately prior to such Refinancing, in each case subject to the terms and conditions of this Agreement.
Article VI

Insolvency or Liquidation Proceedings.
Section 6.01
Financing Issues. Until the Discharge of First Lien Obligations has occurred, if the Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Collateral Agent, for itself and on behalf of the First Lien Secured Parties, consents (or does not object) to the sale, use or lease of cash or other collateral or consents (or does not object) to the Borrower’s or any other Grantor’s obtaining of financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (such financing, the “DIP Financing”), then the Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, agree that they will raise no objection to and will not otherwise contest, and will be deemed to have consented to (a) such sale, use or lease of such cash or other collateral unless the First Lien Collateral Agent shall oppose or object to such sale, use or lease of such cash or other collateral (in which case, neither the Notes Indenture Representatives nor any other Notes Secured Party shall seek any relief in connection therewith that is inconsistent with the relief being sought by the First Lien Secured Parties); (b) such DIP Financing, unless the First Lien Collateral Agent shall oppose or object to such DIP Financing, and, except to the extent permitted by the proviso in clause (ii) of Section 3.01(a) and Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any First Lien Obligations are subordinated or pari passu with the Liens securing such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Notes Obligations are so subordinated to Liens securing First Lien Obligations under this Agreement, (y) any adequate protection Liens provided to the First Lien Secured Parties, and (z) to any “carve-out” for professional and United States Trustee fees agreed to by the First Lien Collateral Agent; (c) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of First Lien Obligations made by the First Lien Collateral Agent or any other First Lien Secured Party; (d) any exercise by any First Lien Secured Party of the right to credit bid First Lien Obligations at any sale in foreclosure of First Lien Collateral or in

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any Insolvency or Liquidation Proceeding under Section 363(k) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law; (e) any other request for judicial relief made in any court by any First Lien Secured Party relating to the lawful enforcement of any Lien on First Lien Collateral; or (f) any order relating to a sale or other disposition of assets of any Grantor to which the First Lien Collateral Agent has consented or not objected that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the First Lien Obligations and the Notes Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the First Lien Obligations rank to the Liens on the Shared Collateral securing the Notes Obligations pursuant to this Agreement. The Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, agree that notice received two Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such financing shall be adequate notice.
Section 6.02
Relief from the Automatic Stay. Until the Discharge of First Lien Obligations has occurred, the Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, agree that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the First Lien Collateral Agent.
Section 6.03
Adequate Protection. The Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, agree that none of them shall (A) object, contest or support any other Person objecting to or contesting (a) any request by the First Lien Collateral Agent or any First Lien Secured Parties for adequate protection, (b) any objection by the First Lien Collateral Agent or any First Lien Secured Parties to any motion, relief, action or proceeding based on the First Lien Collateral Agent’s or First Lien Secured Party’s claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts of the First Lien Collateral Agent or any other First Lien Secured Party under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or (B) assert or support any claim for costs or expenses of preserving or disposing of any Collateral under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the First Lien Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then the Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, may seek or request adequate protection solely in the form of a replacement Lien on such additional collateral or a junior superpriority claim, which (A) Lien is subordinated to the Liens securing all First Lien Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Notes Obligations are so subordinated to the Liens securing First Lien Obligations under this Agreement and (B) superpriority claim is subordinated to all superpriority claims of the First Lien Secured Parties on the same basis as the other claims of the Notes Secured Parties are so subordinated to the claims of the First Lien Secured Parties under this Agreement, (C) the Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, agree that, under Section 1129 of the Bankruptcy Code, such superpriority claim is not required to be paid in cash and (D) the Notes Indenture Representatives and the Notes Secured Parties shall in no event seek or request adequate

20

protection in the form of periodic cash payments, (ii) in the event the Notes Indenture Representatives, for themselves and on behalf of the Notes Secured Parties, seek or request adequate protection and such adequate protection is granted (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of additional or replacement collateral, then the Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, agree that the First Lien Collateral Agent shall also be granted a First Lien on such additional or replacement collateral as security for the First Lien Obligations and any such DIP Financing and that any Lien on such additional or replacement collateral securing the Notes Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the First Lien Secured Parties as adequate protection on the same basis as the other Liens securing the Notes Obligations are so subordinated to such Liens securing First Lien Obligations under this Agreement (and, to the extent the First Lien Secured Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Notes Secured Party pursuant to or as a result of any Lien on such additional or replacement collateral so granted to the Notes Secured Parties shall be subject to Section 4.02), and (iii) in the event the Notes Indenture Representatives, for themselves and on behalf of the Notes Secured Parties, seek or request adequate protection and such adequate protection is granted (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of a superpriority claim, then the Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, agree that the First Lien Collateral Agent shall also be granted adequate protection in the form of a superpriority claim, which superpriority claim shall be senior to the superpriority claim of the Notes Secured Parties (and, to the extent the First Lien Secured Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Notes Secured Party pursuant to or as a result of any such superpriority claim so granted to the Notes Secured Parties shall be subject to Section 4.02).
Section 6.04
Preference Issues. If any First Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Borrower or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the First Lien Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First Lien Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of First Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, hereby agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

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Section 6.05
Separate Grants of Security and Separate Classifications. The Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, acknowledge and agree that (a) the grants of Liens pursuant to the First Lien Collateral Documents and the Notes Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Notes Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization or similar dispositive restructuring plan proposed, confirmed, or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the First Lien Secured Parties and the Notes Secured Parties in respect of the Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then the Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral, with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Notes Secured Parties), the First Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees and expenses (whether or not allowed or allowable) before any distribution is made in respect of the Notes Obligations, and the Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, hereby acknowledge and agree to turn over to the First Lien Collateral Agent amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Notes Secured Parties.
Section 6.06
No Waivers of Rights of First Lien Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit the First Lien Collateral Agent or any other First Lien Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Notes Secured Party, including the seeking by any Notes Secured Party of adequate protection or the assertion by any Notes Secured Party of any of its rights and remedies under the Notes Documents or otherwise.
Section 6.07
Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.
Section 6.08
Other Matters. To the extent that the Notes Indenture Representatives or any Notes Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, the Notes Indenture Representatives, on behalf of themselves and each Notes Secured Party, or such Notes Secured Party agrees not to assert any such rights without the prior written consent of the First Lien Collateral Agent, provided that if requested by the First Lien Collateral

22

Agent, the Notes Indenture Representatives shall timely exercise such rights in the manner requested by the First Lien Collateral Agent, including any rights to payments in respect of such rights; provided, however, the First Lien Collateral Agent shall have the exclusive right to credit bid the First Lien Obligations and further that none of the Notes Indenture Representatives or any other Notes Secured Party shall (or shall join with or support (directly or indirectly) any third party in opposing, objecting to or contesting, as the case may be) oppose, object to or contest such credit bid by the First Lien Collateral Agent.
Section 6.09
506(c) Claims. Until the Discharge of First Lien Obligations has occurred, the Notes Indenture Representatives, on behalf of themselves and each Notes Secured Party, agree that they will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the First Lien Obligations for costs or expenses of preserving or disposing of any Shared Collateral. Without the prior written consent of the First Lien Collateral Agent, none of the Notes Indenture Representatives or any other Notes Secured Party shall (or shall join with or support (directly or indirectly) any third party in opposing, objecting to or contesting, as the case may be) oppose, object to or contest the determination of the extent of any Liens held by any of First Lien Secured Party or the value of any claims of any such holder under Section 506(a) of the Bankruptcy Code or any similar provision of any other applicable Bankruptcy Law.
Section 6.10
Post-Petition Interest.
(a)
None of the Notes Indenture Representatives or any other Notes Secured Party shall oppose or seek to challenge any claim by the First Lien Collateral Agent or any other First Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees, premiums or expenses under Section 506(b) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law) or otherwise.
(b)
None of the First Lien Collateral Agent or any other First Lien Secured Party shall oppose or seek to challenge any claim by the Notes Indenture Representatives or any other Notes Secured Party for allowance in any Insolvency or Liquidation Proceeding of Notes Obligations consisting of post-petition interest, fees, or expenses under Section 506(b) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law) or otherwise, to the extent of the value of the Lien of the Notes Indenture Representatives on behalf of the Notes Secured Parties on the Shared Collateral (after taking into account the First Lien Obligations); provided that if the First Lien Collateral Agent or any other First Lien Secured Party shall have made any claim for First Lien Obligations consisting of post-petition interest, fees or expenses, such claim (i) shall have been approved or (ii) will be approved contemporaneously with the approval of any such claim by the Notes Indenture Representatives or any other Notes Secured Party.
Section 6.11
Reorganization Securities.
(a)
If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both

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the First Lien Obligations and the Notes Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Notes Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.
(b)
No Notes Secured Party (whether in the capacity of a secured creditor or an unsecured creditor) shall propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization or other dispositive restructuring plan that is inconsistent with the priorities or other provisions of this Agreement, unless such plan provides for the Discharge of First Lien Obligations.
Section 6.12
Section 1111(b) of the Bankruptcy Code. The Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, shall not object to, oppose, support any objection, or take any other action to impede, the right of any First Lien Secured Party to make an election under Section 1111(b)(2) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. The Notes Indenture Representatives, for themselves and on behalf of each Notes Secured Party, waive any claim it may hereafter have against any senior claimholder arising out of the election by any First Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law.
Section 6.13
Reliance. All loans and other extensions of credit and other obligations made or deemed made or incurred as of, on and after the date hereof by the First Lien Secured Parties to the Borrower or any Grantor shall be deemed to have been given and made in reliance upon this Agreement. The Notes Indenture Representatives, on behalf of themselves and each Notes Secured Party, acknowledge that it and such Notes Secured Parties have, independently and without reliance on the First Lien Collateral Agent or other First Lien Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Notes Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit analysis or decisions in taking or not taking any action under the Notes Documents or this Agreement.
Section 6.14
No Warranties or Liability. The Notes Indenture Representatives, on behalf of themselves and each Notes Secured Party, acknowledge and agree that neither the First Lien Collateral Agent nor any other First Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Lien Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The First Lien Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit and other obligations under the First Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the First Lien Secured Parties may manage their loans and extensions of credit and other obligations without regard to any rights or interests that the Notes Indenture Representatives and the Notes Secured Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither the First Lien Collateral Agent nor any other First Lien Secured Party shall have any duty to the Notes Indenture Representatives or Notes Secured Party to act or refrain from acting in a manner that allows, or

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results in, the occurrence or continuance of an event of default or default under any agreement with the Borrower or any Grantor (including the Notes Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the First Lien Collateral Agent, the First Lien Secured Parties, the Notes Indenture Representatives and the Notes Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the First Lien Obligations, the Notes Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.
Section 6.15
Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Collateral Agent, the First Lien Secured Parties, the Notes Indenture Representatives and the Notes Secured Parties hereunder shall remain in full force and effect irrespective of:
(a)
any lack of validity or enforceability of any First Lien Document or any Notes Document;
(b)
any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Notes Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Document or any Notes Document;
(c)
any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Notes Obligations or any guarantee thereof;
(d)
the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Grantor; or
(e)
any other circumstances that otherwise might constitute a defense available to (i) the Borrower or any other Grantor in respect of the First Lien Obligations (other than the Discharge of First Lien Obligations subject to Section 5.06 and Section 6.04) or (ii) the Notes Indenture Representatives or Notes Secured Party in respect of this Agreement.
Article VII

Miscellaneous
Section 7.01
Conflicts. Subject to Section 7.22, in the event of any conflict between the provisions of this Agreement and the provisions of any First Lien Document or any Notes Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, the relative rights and obligations of the First Lien Collateral Agent, the Notes Indenture Representatives and the First Lien Secured Parties (as amongst themselves) with respect to any First Lien Collateral shall be governed by the terms of the First Lien Intercreditor Agreement and in the event of any conflict between the First Lien Intercreditor Agreement and this Agreement as

25

to such relative rights and obligations, the provisions of the First Lien Intercreditor Agreement shall control.
Section 7.02
Continuing Nature of this Agreement; Severability. Subject to Sections 5.06 and 6.04, this Agreement shall continue to be effective until the Discharge of First Lien Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the First Lien Secured Parties may continue, at any time and without notice to the Notes Indenture Representatives or any Notes Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any Subsidiary constituting First Lien Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 7.03
Amendments; Waivers.
(a)
No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.
(b)
This Agreement may be amended, supplemented or otherwise modified as follows: (i) any amendment, supplement or modification that solely reduces the rights of or increases the obligations of the First Lien Collateral Agent and the First Lien Secured Parties shall require only the written consent of the First Lien Collateral Agent and the Borrower; (ii) any amendment, supplement or modification that solely reduces the rights of or increases the obligations of the Notes Indenture Representatives and the Notes Secured Parties shall require only the written consent of the Notes Indenture Representatives and the Borrower; (iii) any amendment, supplement or modification that affects the relative rights and obligations of the First Lien Collateral Agent and the First Lien Secured Parties and the Notes Indenture Representatives and the Notes Secured Parties, and does not increase the obligations of any Grantor, shall require only the written consent of the First Lien Collateral Agent and the Notes Indenture Representatives, and (iv) any other amendment, supplement or modification shall require the written consent of the First Lien Collateral Agent, the Notes Indenture Representatives and the Borrower. Execution of any amendment, supplement or other modification of this Agreement by the Borrower shall bind the Company and the other Grantors.

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(c)
Notwithstanding the foregoing, without the consent of any other party hereto or any other First Lien Secured Party, Notes Secured Party or Grantor: (i) any successor First Lien Collateral Agent shall become the First Lien Collateral Agent hereunder by succession in accordance with the First Lien Intercreditor Agreement, such succession to be conclusively determined for the purposes of this Agreement by delivery of a written notice signed by both the exiting and succeeding First Lien Collateral Agent and provided to the Notes Indenture Representatives and the Borrower, (ii) any successor Notes Indenture Trustee shall become the Notes Indenture Trustee hereunder by succession in accordance with the Notes Indenture, such succession to be conclusively determined for the purposes of this Agreement by delivery of a written notice signed by both the exiting and succeeding Notes Indenture Trustee and provided to the First Lien Collateral Agent, the Notes Collateral Agent and the Borrower, and (iii) any successor Notes Collateral Agent shall become the Notes Collateral Agent hereunder by succession in accordance with the Notes Indenture, such succession to be conclusively determined for the purposes of this Agreement by delivery of a written notice signed by both the exiting and succeeding Notes Collateral Agent and provided to the First Lien Collateral Agent, the Notes Indenture Trustee and the Borrower. Each exiting and succeeding First Lien Collateral Agent agrees to give prompt written notice to the Notes Indenture Representatives and the Borrower following any succession of the First Lien Collateral Agent, but failure to give such notice shall not affect the validity or effectiveness of any such succession. Each exiting and succeeding Notes Indenture Trustee agrees to give prompt written notice to the First Lien Collateral Agent, each other Notes Indenture Representative and the Borrower following any succession of the Notes Indenture Trustee, but failure to give such notice shall not affect the validity or effectiveness of any such succession. Each exiting and succeeding Notes Collateral Agent agrees to give prompt written notice to the First Lien Collateral Agent, each other Notes Indenture Representative and the Borrower following any succession of the Notes Collateral Agent, but failure to give such notice shall not affect the validity or effectiveness of any such succession. In connection with any succession described in this paragraph, but not as a condition to the effectiveness thereof, the parties to this Agreement agree to execute and deliver any documentation reasonably requested to evidence such succession for the purposes of this Agreement.
Section 7.04
Information Concerning Financial Condition of the Borrower and the Subsidiaries. The First Lien Collateral Agent, the First Lien Secured Parties, the Notes Indenture Representatives and the Notes Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Company, the Borrower and the Subsidiaries and all endorsers or guarantors of the First Lien Obligations or the Notes Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Notes Obligations; provided that nothing in this Section 7.04 shall impose a duty on the First Lien Collateral Agent or the Notes Indenture Representatives to keep itself informed of the financial condition or risk of non-payment beyond that which may be required under the First Lien Documents or Notes Documents, as applicable, to which the Notes Indenture Representatives is a party. The First Lien Collateral Agent, the First Lien Secured Parties, the Notes Indenture Representatives and the Notes Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the First Lien Collateral Agent, any First Lien Secured Party, the Notes Indenture Representatives or any Notes Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the First Lien Collateral Agent, the First Lien Secured Parties, the

27

Notes Indenture Representatives and the Notes Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
Section 7.05
Subrogation. The Notes Indenture Representatives, on behalf of themselves and each Notes Secured Party, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred.
Section 7.06
Application of Payments. Except as otherwise provided herein, all payments received by the First Lien Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations as the First Lien Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the First Lien Documents. Except as otherwise provided herein, the Notes Indenture Representatives, on behalf of themselves and each Notes Secured Party, assent to any such extension or postponement of the time of payment of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the First Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.
Section 7.07
Additional Grantors. The Company and the Borrower agree that, if any Subsidiary or parent entity shall become a Grantor after the date hereof, it will promptly cause such Subsidiary or parent entity to become party hereto by executing and delivering an instrument in the form of Annex I. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Notes Indenture Representatives and the First Lien Collateral Agent. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.
Section 7.08
Dealings with Grantors. Upon any application or demand by the Borrower or any Grantor to any of the First Lien Collateral Agent or the Notes Indenture Representatives to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), at the request of such First Lien Collateral Agent or the Notes Indenture Representatives, the Borrower or such Grantor, as appropriate, shall furnish to such First Lien Collateral Agent or the Notes Indenture Representatives a certificate of a Responsible Officer (an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

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Section 7.09
Refinancings. The First Lien Obligations may be Refinanced, in whole or in part, in each case, without notice to, or the consent of any Notes Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof. Upon any such Refinancing, this Agreement shall continue in full force and effect and the provisions of Section 5.06 shall apply.
Section 7.10
Consent to Jurisdiction; Waivers. Each of the First Lien Collateral Agent and the Notes Indenture Representatives, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:
(a)
submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York or the United States of America located in the Borough of Manhattan, City of New York, and appellate courts from any thereof;
(b)
consents and agrees that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)
agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its representative) at the address referred to in Section 7.11;
(d)
agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and
(e)
waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7.10 any special, exemplary, punitive or consequential damages.
Section 7.11
Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:
(i)
if to the Borrower, the Company or any Grantor, to the Borrower, at its address at:

Phoenix Energy One, LLC

18575 Jamboree Road, Suite 830

Irvine, California 92612

Attention: Lindsey Wilson

Telephone: [REDACTED]

Email: [REDACTED]

with a copy (which shall not constitute notice) to:

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Latham & Watkins LLP

555 11th Street, N.W., Suite 1000

Washington, District of Columbia 20004

Attention: Christopher J. Clark; Ross McAloon

Telephone: [REDACTED]

Email: [REDACTED]

(ii)
if to the First Lien Collateral Agent, to it at:

Fortress Credit Corp. and its affiliates, successors and/or assigns as their interests may appear

1345 Avenue of the Americas

46th Floor

New York, NY 10105

Attention: Credit Operations and General Counsel

Email: [REDACTED]

[REDACTED]

with copies (which shall not constitute notice) to:

Fortress Credit Corp. and its affiliates, successors and/or assigns as their interests may appear
1345 Avenue of the Americas
46th Floor
New York, NY 10105
Attention: [REDACTED]
Email: [REDACTED]

and

Sidley Austin LLP

1000 Louisiana, Suite 5900

Houston, Texas 77002

Attn: [REDACTED]

Email: [REDACTED]

(iii)
if to the Notes Indenture Representatives, to each at:

Odyssey Transfer and Trust Company

860 Blue Gentian Rd

Suite 320

Eagan, Minnesota 55121

Attention Client Services

Email: [REDACTED]

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Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Section 7.12
Further Assurances. Each of the First Lien Collateral Agent, on behalf of itself and each First Lien Secured Party, and the Notes Indenture Representatives, on behalf of themselves and each Notes Secured Party, agree that they will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request, at the Grantors’ sole cost and expense to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.
Section 7.13
GOVERNING LAW; WAIVER OF JURY TRIAL.
(a)
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. ALL JUDICIAL PROCEEDINGS BROUGHT BY ANY PARTY ARISING OUT OF OR RELATING HERETO SHALL BE BROUGHT IN A STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY IRREVOCABLY ACCEPTS GENERALLY AND UNCONDITIONALLY THE JURISDICTION AND VENUE OF SUCH COURTS.
(b)
EACH PARTY HERETO HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) AMONG THE PARTIES (OR ANY OF THEM) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.
Section 7.14
Binding on Successors and Assigns. This Agreement shall be binding upon the First Lien Collateral Agent, the First Lien Secured Parties, the Notes Indenture Representatives, the Notes Secured Parties, the Borrower, the other Grantors party hereto and their respective successors and assigns.
Section 7.15
Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.
Section 7.16
Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic method, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an

31

executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
Section 7.17
Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The First Lien Collateral Agent represents and warrants that the First Lien Documents authorize the First Lien Collateral Agent to enter into this Agreement binding the First Lien Secured Parties to the terms hereof. The Notes Indenture Representatives represent and warrant that the Notes Documents authorize the Notes Indenture Representatives to enter into this Agreement binding the Notes Secured Parties to the terms hereof.
Section 7.18
No Third Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the First Lien Collateral Agent, the First Lien Secured Parties, the Notes Indenture Representatives, the Notes Secured Parties and the Borrower and the Grantors, and their respective permitted successors and assigns, and no other Person shall have or be entitled to assert such rights. Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations and the Notes Obligations as and when the same shall become due and payable in accordance with their terms.
Section 7.19
Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.
Section 7.20
First Lien Collateral Agent and Representative. It is understood and agreed that (a) the First Lien Collateral Agent is entering into this Agreement in its capacity as collateral agent under the First Lien Intercreditor Agreement and the provisions of Article III of the First Lien Intercreditor Agreement thereunder shall also apply to the First Lien Collateral Agent hereunder and (b) the Notes Indenture Representatives are entering into this Agreement in their applicable capacities under the Notes Indenture and the provisions of Article VII of the Notes Indenture applicable to the Trustee (as defined therein) thereunder shall also apply to the Notes Indenture Representatives hereunder. All references to the First Lien Collateral Agent contained herein refer to the First Lien Collateral Agent, not acting in its individual capacity, but solely as Collateral Agent for the benefit of the First Lien Secured Parties in accordance with and subject to such agreements. The Collateral Agent shall be entitled to all of its protections, indemnities, immunities and rights set forth in the First Lien Intercreditor Agreement, all of which are incorporated herein by reference mutatis mutandis, in the performance of any act, right, power, duty or obligation under this Agreement. All references to the Notes Indenture Representatives contained herein refer to the Notes Indenture Representatives, not acting in its individual capacity, but solely in its capacity as Notes Collateral Agent or Notes Indenture Trustee, as applicable, for the benefit of the Notes Secured Parties. The Notes Indenture Representatives shall be entitled to all of its protections, indemnities, immunities and rights set forth in the Notes Documents, all of which are incorporated herein by reference mutatis mutandis, in the performance of any act, right, power, duty or obligation under this Agreement.
Section 7.21
Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.01(a), 5.01(e) or 5.03(d)), nothing in this

32

Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of any First Lien Document, or any other Notes Documents, (b) change the relative priorities of the First Lien Obligations or the Liens granted under the First Lien Collateral Documents on the Shared Collateral (or any other assets) as among the First Lien Secured Parties, (c) otherwise change the relative rights of the First Lien Secured Parties in respect of the Shared Collateral as among such First Lien Secured Parties or (d) obligate the Borrower or any Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, any First Lien Document or any Notes Document.
Section 7.22
Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

33

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FORTRESS CREDIT CORP.,
as First Lien Collateral Agent

By: /s/ Avraham Dreyfuss
Name: Avraham Dreyfuss
Title: Chief Financial Officer

Signature Page to Junior Lien Intercreditor Agreement

ODYSSEY TRANSFER AND TRUST COMPANY,
as Notes Collateral Agent and Notes Indenture Trustee

By: /s/ Becky Paulson
Name: Becky Paulson
Title: President

Signature Page to Junior Lien Intercreditor Agreement

PHOENIX ENERGY ONE, LLC

By: /s/ Adam Ferrari
Name: Adam Ferrari
Title: Chief Executive Officer

PHOENIX OPERATING LLC,
as a Grantor

By: /s/ Adam Ferrari
Name: Adam Ferrari
Title: Chief Executive Officer

PHOENIX EQUITY HOLDINGS, LLC,
as a Grantor

By: /s/ Adam Ferrari
Name: Adam Ferrari
Title: Chief Executive Officer

PHOENIX CAPITAL GROUP HOLDINGS I LLC

ADAMANTIUM CAPITAL LLC

PHOENIX CAPITAL GROUP HOLDINGS, LLC

FIREBIRD MARKETING, LLC,
as Grantors

Each by: Phoenix Energy One, LLC, its Sole Member

By: /s/ Adam Ferrari
Name: Adam Ferrari
Title: Chief Executive Officer

Signature Page to Junior Lien Intercreditor Agreement

FIREBIRD SERVICES, LLC,
as a Grantor

by: Phoenix Operating LLC, its Sole Member

By: /s/ Adam Ferrari
Name: Adam Ferrari
Title: Chief Executive Officer

Signature Page to Junior Lien Intercreditor Agreement

ANNEX I

SUPPLEMENT NO. [ ] (this “Supplement”) dated as of [ ], 20[ ], to the JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of July 7, 2026 (the “Junior Lien Intercreditor Agreement”), among PHOENIX ENERGY ONE, LLC, a Delaware limited liability company (the “Company”), PHOENIX OPERATING LLC, a Delaware limited liability company (the “Borrower”), the other Grantors from time to time party hereto, FORTRESS CREDIT CORP., in its capacity as collateral agent for the First Lien Secured Parties (in such capacity, together with any successor collateral agent and permitted assignees, the “First Lien Collateral Agent”), and ODYSSEY TRANSFER AND TRUST COMPANY, in its capacity as collateral agent for the Notes Secured Parties under the Notes Indenture (in such capacity and together with any successor collateral agent and permitted assignees in such capacity, the “Notes Collateral Agent”) and in its capacity as trustee for the Notes Secured Parties under the Notes Indenture (in such capacity and together with any successor trustee and permitted assignees in such capacity, the “Notes Indenture Trustee”).

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Junior Lien Intercreditor Agreement.

B. The Grantors have entered into the Junior Lien Intercreditor Agreement. Pursuant to certain First Lien Documents and certain Notes Documents, certain newly acquired or organized Subsidiaries of the Company and the Borrower are required to enter into the Junior Lien Intercreditor Agreement. Section 7.07 of the Junior Lien Intercreditor Agreement provides that such Subsidiaries may become party to the Junior Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Notes Documents and First Lien Documents.

Accordingly, the First Lien Collateral Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 7.07 of the Junior Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Junior Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Junior Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Junior Lien Intercreditor Agreement shall be deemed to include the New Grantor. The Junior Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the First Lien Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Bankruptcy Laws and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the First Lien Collateral Agent shall have received a

Annex I - 1

counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Junior Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Junior Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7.11 of the Junior Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrower as specified in the Junior Lien Intercreditor Agreement.

SECTION 8. The First Lien Collateral Agent is entering into this Supplement in its capacity as collateral agent under the First Lien Intercreditor Agreement and the provisions of Article III of the First Lien Intercreditor Agreement shall also apply to the First Lien Collateral Agent hereunder. The Company and the Borrower agree to reimburse the First Lien Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the First Lien Collateral Agent as required by the applicable First Lien Documents.

Annex I - 2

IN WITNESS WHEREOF, the New Grantor and the First Lien Collateral Agent have duly executed this Supplement to the Junior Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

Acknowledged by:

FORTRESS CREDIT CORP., as First Lien Collateral Agent

By:
Name:
Title:

ODYSSEY TRANSFER AND TRUST COMPANY, as Notes Collateral Agent

By:
Name:
Title:

ODYSSEY TRANSFER AND TRUST COMPANY, as Notes Indenture Trustee

By:
Name:
Title:

Annex I - 3